                                                                   Exhibit 2.1


                                                                 EXECUTION COPY





                            REORGANIZATION AGREEMENT


                                  by and among


                                 MOTOROLA, INC.,


                             SCG HOLDING CORPORATION

                                       and

                    SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC

                                      dated


                               as of May 11, 1999

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS..............................................................................1
  1.1    Previously Defined Terms..................................................................1
  1.2    General Definitions.......................................................................1
  1.3    Interpretation...........................................................................21
ARTICLE II  TRANSFERS.............................................................................21
  2.1    Prior Transfers..........................................................................21
  2.2    Transfers of Certain Operations..........................................................22
  2.3    BRAZIL...................................................................................23
  2.4    Canada...................................................................................23
  2.5    China....................................................................................23
  2.6    Czech Republic...........................................................................24
  2.7    Finland..................................................................................24
  2.8    France...................................................................................25
  2.9    Germany..................................................................................25
  2.10   Hong Kong................................................................................26
  2.11   India....................................................................................27
  2.12   Israel...................................................................................27
  2.13   Italy....................................................................................28
  2.14   Japan....................................................................................28
  2.15   Korea....................................................................................29
  2.16   Malaysia.................................................................................29
  2.17   Mexico...................................................................................30
  2.18   The Netherlands..........................................................................31
  2.19   The Philippines..........................................................................31
  2.20   Puerto Rico..............................................................................32
  2.21   Singapore................................................................................32
  2.22   Spain....................................................................................33
  2.23   Sweden...................................................................................33
  2.24   Switzerland..............................................................................34
  2.25   Taiwan...................................................................................34
  2.26   Thailand.................................................................................35
  2.27   United Kingdom...........................................................................35
ARTICLE III CLOSINGS AND CLOSING DELIVERIES.......................................................36
  3.1    Closing Date.............................................................................36
  3.2    Deliveries for Closing...................................................................36
  3.3    Collateral Agreements....................................................................61
  3.4    Cooperation..............................................................................62
ARTICLE IV PRE-CLOSING FILINGS, CONSENTS AND OTHER MATTERS........................................62
  4.1    Governmental Filings.....................................................................62
  4.2    Consent of Third Parties.................................................................62
  4.3    Asset or Liability Dispute Resolution....................................................63
  4.4    Shared Contracts.........................................................................64
  4.5    Entity Classification....................................................................65
  4.6    SEI Tax Return Filings...................................................................65

ARTICLE V FOREIGN REAL PROPERTY MATTERS...........................................................65
  5.1    Foreign Real Property....................................................................65
  5.2    REAL PROPERTY TITLE EXPENSES.............................................................65
ARTICLE VI CONDITIONS PRECEDENT...................................................................66
  6.1    Conditions to Closing....................................................................66
ARTICLE VII TERMINATION...........................................................................66
  7.1    Termination..............................................................................66
ARTICLE VIII   MISCELLANEOUS......................................................................67
  8.1    Further Actions..........................................................................67
  8.2    Notices..................................................................................67
  8.3    Entire Agreement.........................................................................67
  8.4    Assignment; Binding Effect; Severability.................................................67
  8.6    Governing Law............................................................................68
  8.7    Execution in Counterparts................................................................68
  8.8    Headings.................................................................................68
  8.9    Amendment and Waiver.....................................................................68
  8.10   U.S. Currency............................................................................68


                            REORGANIZATION AGREEMENT

         This REORGANIZATION AGREEMENT dated as of the 11th day of May, 1999 ("AGREEMENT") by and among Motorola, Inc., a Delaware corporation ("MOTOROLA"), SCG Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of Motorola (the "COMPANY"), and Semiconductor Components Industries, LLC, a Delaware limited liability company, of which the Company is the sole member ("SCILLC").

                                    RECITALS

     A. Motorola engages through its Semiconductor Components Group ("SCG") in the development, manufacture and sale of discrete and integrated circuit semiconductor products and related products.

     B. The Business (as defined herein) of SCG is conducted from locations in the United States and several foreign countries.

     C. Motorola believes that it is in the best interests of this Business that the business, assets and operations of SCG be reorganized so that it is a "stand alone" business.

     D. In furtherance of such reorganization prior to the date hereof the transfers set forth in SECTION 2.1 were consummated.

     E. The purpose of this Agreement is to finalize the reorganization of the operations of SCG as hereinafter provided.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions, representations, warranties and agreements hereinafter set forth, the parties hereby agree as follows:


                                   ARTICLE I

                                   DEFINITIONS
                                   -----------

     1.1 PREVIOUSLY DEFINED TERMS. Each term defined in the first paragraph and Recitals shall have the meaning set forth above whenever used herein, unless otherwise expressly provided herein or unless the context hereof clearly requires otherwise.

     1.2 GENERAL DEFINITIONS. Whenever used herein, the following terms shall have the meanings set forth below unless otherwise expressly provided or unless the context clearly requires otherwise:

          "ADDITIONAL SWITZERLAND ASSETS" has the meaning ascribed to such term in SECTION 2.24(c).

          "ADDITIONAL SWITZERLAND ASSUMED LIABILITIES" has the meaning ascribed to such term in SECTION 2.24(c).

          "ADR" has the meaning ascribed to such term in SECTION 4.3(c).

          "AFFILIATE" of a Person means any Person controlling, controlled by, or under common control with, such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, whether through the ownership of voting securities, by agreement or otherwise.

          "ASSUMED LIABILITIES" means, with respect to any Transferor, MSSB and MPI, any and all liabilities of such Transferor, MSSB and MPI of any nature, whether direct or indirect, known or unknown, or absolute or contingent, to the extent arising out of or relating to the conduct of the Business or the ownership and operation of the Purchased Assets, including, without limitation, the obligations and liabilities set forth in SCHEDULE 1.2(a) (but excluding the Retained Liabilities).

          "BRAZIL SUB" has the meaning ascribed to such term in SECTION 2.3.

          "BUSINESS" means the business and operations of SCG including, without limitation, the design, development, manufacture, marketing and sale of the semiconductor products set forth on SCHEDULE 1.2(b), it being understood, however, that the Business shall include (1) with respect to all patents, trademarks, know how, software, mask works, copyrights or other intellectual property, only those rights and obligations of the Company under the Intellectual Property Agreement; (2) the Purchased Assets, and (3) all rights and obligations of the Company under the Collateral Agreements; PROVIDED, HOWEVER, that the term "Business" shall not include Excluded Assets (except to the extent such Excluded Assets may be used to provide benefits to the Company under a Collateral Agreement).

        "CANADA ASSETS" has the meaning ascribed to such term in SECTION 2.4(b).

        "CANADA ASSUMED LIABILITIES" has the meaning ascribed to such term in
SECTION 2.4(b).

        "CANADA NOTE" has the meaning ascribed to such term in SECTION 2.4(c).

        "CANADA SUB" has the meaning ascribed to such term in SECTION 2.4(a).

        "CHINA ASSETS" has the meaning ascribed to such term in SECTION 2.5(b).

        "CHINA ASSUMED LIABILITIES" has the meaning ascribed to such term in
SECTION 2.5(b).

        "CHINA HOLDINGS" means SCG China Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.

        "CHINA NOTE" has the meaning ascribed to such term in SECTION 2.5(c).

        "CHINA OFFICES" has the meaning ascribed to such term in SECTION 2.5(a).

        "CLOSING" has the meaning ascribed to such term in SECTION 3.1.

        "CODY RESTRUCTURING" means the restructuring adopted by Motorola more particularly described in EXHIBIT A.

       "COLLATERAL AGREEMENT" or "COLLATERAL AGREEMENTS" means the Company/SCI Quit-Claim Deed, Bill of Sale and Severance Agreement, the Existing Ground Lease, the Intellectual Property Agreement and the agreements set forth in
SECTION 3.2, individually or collectively, respectively.

       "COMPANY" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

       "COMPANY CHINA NOTE" has the meaning ascribed to such term in SECTION 2.5(d).

       "COMPANY MALAYSIA NOTE" has the meaning ascribed to such term in SECTION 2.16(f).

       "COMPANY NOTES" means, collectively, the Canada Note, China Note,
Company China Note, Company Malaysia Note, Czech Note, Finland Note, France Note, Germany Note, Hong Kong Note, India Note, Israel Note, Italy Note, Japan Note, Korea Note, MESB Note, Mexico Note, MMSB Note, Motorola Switzerland Branch Note, Singapore Note, Spain Note, Sweden Note, Switzerland Note, Taiwan Note, Thailand Note, UK Note and such other similar notes as may be issued in respect of the transactions contemplated herein.

       "CZECH ASSETS" has the meaning ascribed to such term in SECTION 2.6(b).

       "CZECH ASSUMED LIABILITIES" has the meaning ascribed to such term in
SECTION 2.6(b).

       "CZECH HOLDINGS" means SCG Czech Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.

       "CZECH NOTE" has the meaning ascribed to such term in SECTION 2.6(c).

       "CZECH SUB" has the meaning ascribed to such term in SECTION 2.6(a).

       "EFFECTIVE DATE" has the meaning ascribed to such term in SECTION 3.1.

       "EFFECTIVE DATE TRANSFERRED EMPLOYEE ACCRUALS" shall mean the following amounts, determined as the agreed or accrued amount, as the case may be, as of the Effective Date:

                  (1) accrued vacation, only to the extent that U.S. Transferred Employees leave SCG within two years after Closing; payable when invoiced, with the maximum amount of such accrued vacation to be determined as of the Effective Date and to be reduced 1/24 per month following the Effective Date and reduced by the amount of vacation time taken by U.S. Transferred Employees;

                  (2) accrued attendance bonuses, which shall be determined as of the Effective Date and shall be equal to the product of (x) the amount outstanding as of 12-31-99 and (y) the quotient of (A) number of calendar months elapsed between 1-1-99 and Closing and (B) 12, with all bonuses payable at year end. There shall be a similar pro-ration for employees who terminate between Closing and 12-31-99 and have accrued attendance bonus as of the date of termination;

                  (3) MEIP payment liabilities accrued prior to the Effective Date to the extent such payment liabilities relate to U.S. Transferred Employees; and

                  (4) liabilities incurred for payroll and payroll taxes with respect to periods prior to the Effective Date, other than such liabilities incurred with respect to Motorola Philippines, MSSB, ISMF and Guadalajara.

       "EMPLOYEE MATTERS AGREEMENT" has the meaning ascribed to such term in
SECTION 3.3(A)(II).

       "ENVIRONMENTAL LAWS" means applicable federal, state, local or non-U.S. laws or any statute, ordinance, regulation, binding agreement with a Governmental Authority, Company Permit, or order, as the foregoing are enacted, amended, issued, interpreted, or entered into and in effect on the Effective Date, relating to pollution or protection of the environment, natural resources or human health, including laws relating to the Releases of Hazardous Substances.

       "ENVIRONMENTAL LIABILITIES" means all obligations and liabilities, whether direct or indirect, known or unknown, and in each case imposed by, under or pursuant to Environmental Laws (including, but not limited to, all such obligations and liabilities related to Remediations, and all fines, penalties, deficiencies, interest, awards, fees, capital costs, disbursements and expenses of counsel, experts, contractors, personnel and consultants) based on, arising out of or otherwise in respect of: (i) the Business; (ii) conditions existing on or under the Real Property or property or facilities formerly owned or operated by the Business; (iii) the Release of, or exposure to, Hazardous Substances; and
(iv) compliance with any and all requirements of Environmental Laws by the Business; PROVIDED, HOWEVER, that the term "Environmental Liabilities" as used in this Agreement shall not include any liabilities or obligations of any Joint Venture, whether direct or indirect, known or unknown, imposed by, under or pursuant to any Environmental Law (including, but not limited to, any such obligations or liabilities related to Remediations, or any fines, penalties, deficiencies, interest, awards, fees, capital costs, disbursements or expenses of counsel, experts, contractors, personnel or consultants).

       "EURL" has the meaning ascribed to such term in SECTION 2.8(a).

       "EUROPE SUBS" has the meaning ascribed to such term in SECTION 2.18(b).

       "EXCLUDED ASSETS" means all of the assets, properties and rights of any Transferor that are not included in the Purchased Assets as well as the following specific assets, properties and rights of any Transferor:

          (i) all machinery, equipment, furniture, furnishings, automobiles, trucks, vehicles, tools, dies, molds and parts and similar property listed as on
SCHEDULE 1.2(c) as such Schedule may be amended prior to Closing;

          (ii) all machinery, equipment, furniture, furnishings, automobiles, trucks, vehicles, tools, dies and parts and similar property (excluding inventory--raw materials, piece parts, work-in-progress and finished goods--of the Business on the Closing Date) located at sites where Motorola is providing assembly, foundry or manufacturing services under a Collateral Agreement, except as provided in SCHEDULE 1.2(d); PROVIDED FURTHER, HOWEVER, that Motorola and the Company contemplate, as evidenced by the relevant Collateral Agreement, that Motorola shall retain such machinery, equipment, furniture, furnishings, automobiles, trucks, vehicles, tools, dies and parts and similar property (excluding the SCG Inventory) to provide benefits to the Company in accordance with such Collateral Agreement except as provided in SCHEDULE 1.2(d);

          (iii) the inventory of MBG (including inventory--raw materials, piece parts, work-in-progress and finished goods--located at sites where the Company is providing assembly, foundry or manufacturing services under a Collateral Agreement);

          (iv) (x) all contracts, arrangements, licenses, leases and other agreements not relating primarily or exclusively to the Business and (y) all of the rights of any Transferee under any Shared Contract to the extent allocated to Motorola in accordance with SECTION 4.4, including without limitation, any right to receive payment for products sold or services rendered, and to receive goods and services and to assert claims and take other rightful actions in respect of breaches, defaults or other violations of such contracts, arrangements, licenses, leases and other agreements;

          (v) any claim, right or interest of any Transferor in and to any refund for taxes for any period prior to the Effective Date;

          (vi) any accounts receivable, credits, prepaid expenses, deferred charges and taxes, advance payments, security deposits, prepaid items and other current assets relating to the Business, excluding the third-party accounts receivable, credits, prepaid expenses, deferred charges and taxes, advance payments, security deposits, prepaid items and other current assets relating to the Business of Motorola Philippines, MMSB, ISMF and Guadalajara; notwithstanding the foregoing, any accounts receivable constituting trade receivables of Motorola Mexico shall be Excluded Assets;

          (vii) any intellectual property rights, including any right, title or interest to the name "Motorola" or the related trademark, except as expressly provided in the Intellectual Property Agreement;

          (viii) all of the rights, claims or causes of action of Motorola or any Transferor to the extent they do not relate to the Business or they relate to the Excluded Assets;

       (ix) except as provided in clause (x) of the definition of "Purchased Assets, "any rights to any insurance policies held or maintained by any Transferor, including without limitation, any rights to any proceeds payable pursuant to such insurance policies;

          (x) any rights or benefits arising on or prior to the Closing Date related to (i) intercompany trade payables, (ii) transactions pursuant to any master service agreement between SCG and any Motorola entity, (iii) intercompany trade receivables, (iv) with respect to the matters in subclauses (i), (ii) and
(iii)of this clause (x), matters settled by the London Netting System maintained by Motorola, (v) the 1997 Partnership Agreement between Motorola, Inc., for its Equipment Groups, and Motorola SPS, and (vi) the Mediation Agreement, dated January 1, 1993 between Motorola and Motorola Mexico;

          (xi) any Transferor's cash on hand or on deposit in banks or in transit to banks, or any other cash equivalents; and

          (xii) Non-SCG Philippine Assets.

     "EXISTING MOTOROLA NON-U.S. ENTITIES" means the entities listed on SCHEDULE 1.2(E), but shall not include the Joint Ventures.

     "EXISTING SCG ENTITY" means any of Motorola, the Company or any of the Existing Motorola Non-U.S. Entities.

     "EXPATRIATE EMPLOYEES" means (a) those employees hired in one country by an Existing SCG Entity and (b) who have been designated as expatriates and assigned or sent to work in another country on a temporary basis.

     "FINLAND ASSETS" has the meaning ascribed to such term in SECTION 2.7(b).

     "FINLAND ASSUMED LIABILITIES" has the meaning ascribed to such term in
SECTION 2.7(b).

    "FINLAND BRANCH" has the meaning ascribed to such term in SECTION 2.7(a).

     "FINLAND NOTE" has the meaning ascribed to such term in SECTION 2.7(c).

     "FRANCE ASSETS" has the meaning ascribed to such term in SECTION 2.8(b).

     "FRANCE ASSUMED LIABILITIES" has the meaning ascribed to such term in
SECTION 2.8(b).

     "FRANCE NOTE" has the meaning ascribed to such term in SECTION 2.8(c).

     "FRANCE SUB" has the meaning ascribed to such term in SECTION 2.8(a).

     "GERMANY ASSETS" has the meaning ascribed to such term in SECTION 2.9(b).

     "GERMANY ASSUMED LIABILITIES" has the meaning ascribed to such term in
SECTION 2.9(b).

     "GERMANY NOTE" has the meaning ascribed to such term in SECTION 2.9(c).

     "GERMANY SUB" has the meaning ascribed to such term in SECTION 2.9(a).

     "GOVERNMENTAL AUTHORITY" means the governments of Brazil, Canada, China, the Czech Republic, Finland, France, Germany, Hong Kong, India, Israel, Italy, Japan, Korea, Malaysia, Mexico, the Netherlands, the Philippines, Puerto Rico, Singapore, Slovakia, Spain, Sweden, Switzerland, Taiwan, Thailand, the United Kingdom, the United States or any other country or any state, province, municipality or other political subdivision thereof or therein, or any court, tribunal, agency, department, board or commission (including regulatory and administrative bodies) of any of the foregoing.

     "GUADALAJARA" means the Business activities of Motorola Mexico at the Guadalajara factory in Mexico.

     "HAZARDOUS SUBSTANCES" means any pollutants, contaminants, hazardous or toxic substances or wastes, friable asbestos, petroleum or any fraction or derivative thereof, radioactive materials or any other element, compound, mixture, solution or substance that is classified or regulated under any Environmental Law.

     "HIGH LEVEL MANAGEMENT EMPLOYEE" has the meaning ascribed to such term in
SECTION 4.3(b).

     "HONG KONG ASSETS" has the meaning ascribed to such term in SECTION
2.10(b).

     "HONG KONG ASSUMED LIABILITIES" has the meaning ascribed to such term in
SECTION 2.10(b).

     "HONG KONG NOTE" has the meaning ascribed to such term in SECTION 2.10(c).

     "HONG KONG SUB" has the meaning ascribed to such term in SECTION 2.10(a).

     "INACTIVE SCG EMPLOYEES" means SCG Employees who, immediately prior to the Closing Date, are absent from work due to an authorized leave of absence or due to long term disability, or short term disability, including, without limitation, those employees identified on SCHEDULE 1.2(f).

     "INDIA ASSETS" has the meaning ascribed to such term in SECTION 2.11(b).

     "INDIA ASSUMED LIABILITIES" has the meaning ascribed to such term in
SECTION 2.11(b).

     "INDIA NOTE" has the meaning ascribed to such term in SECTION 2.11(b).

     "INDIA SUB" has the meaning ascribed to such term in SECTION 2.11(a).

     "INITIAL NOTICE" has the meaning ascribed to such term in SECTION 4.3(a).

     "INTELLECTUAL PROPERTY AGREEMENT" means the Intellectual Property Agreement to be entered into between Motorola and the Company.

     "ISMF" means the Business activities of MESB at the facility known as ISMF in Malaysia.

     "ISRAEL ASSETS" has the meaning ascribed to such term in SECTION 2.12(b).

     "ISRAEL ASSUMED LIABILITIES" has the meaning ascribed to such term in
SECTION 2.12(b).

     "ISRAEL BRANCH" has the meaning ascribed to such term in SECTION 2.12(a).

     "ISRAEL NOTE" has the meaning ascribed to such term in SECTION 2.12(c).

     "ITALY ASSETS" has the meaning ascribed to such term in SECTION 2.13(b).

     "ITALY ASSUMED LIABILITIES" has the meaning ascribed to such term in
SECTION 2.13(b).

     "ITALY NOTE" has the meaning ascribed to such term in SECTION 2.13(c).

     "ITALY SUB" has the meaning ascribed to such term in SECTION 2.13(a).

     "JAPAN ASSETS" has the meaning ascribed to such term in SECTION 2.14(b).

     "JAPAN ASSUMED LIABILITIES" has the meaning ascribed to such term in
SECTION 2.14(b).

     "JAPAN NOTE" has the meaning ascribed to such term in SECTION 2.14(c).

     "JAPAN SUB" has the meaning ascribed to such term in SECTION 2.14(a).

     "JIT WAREHOUSE" means any site described on SCHEDULE 1.2(g).

     "JOINT VENTURES" means SMPSB, the Leshan JV, SEI, Terosil and Tesla.

     "KOREA ASSETS" has the meaning ascribed to such term in SECTION 2.15(b).

     "KOREA ASSUMED LIABILITIES" has the meaning ascribed to such term in
SECTION 2.15(b).

     "KOREA NOTE" has the meaning ascribed to such term in SECTION 2.15(c).

     "KOREA SUB" has the meaning ascribed to such term in SECTION 2.15(a).

     "LESHAN JV" means Leshan Phoenix Semiconductor Company Ltd., a company organized under the laws of the People's Republic of China.

     "LESHAN JV STOCK" means all of the capital stock in the Leshan JV owned by MCIL, or such portion of the capital stock in the Leshan JV owned by MCIL as the Company and Motorola may agree.

     "LIEN" means any lien (statutory or other), mortgage, charge, hypothec, pledge, security interest, prior assignment, option, warrant, lease, sublease, right to possession, encumbrance, claim, right or restriction which affects, by way of a conflicting ownership interest or otherwise, the right, title or interest in or to any particular property.

     "MBG" means all of the business and operations of Motorola which are not part of SCG.

     "MCEL" means Motorola China Electronics Limited, a company organized under the laws of the People's Republic of China.

     "MCIL" means Motorola (China) Investment (IV) Limited, a company organized under the laws of the People's Republic of China.

     "MCP" has the meaning ascribed to such term in SECTION 2.19(a).

     "MEDIATOR" has the meaning ascribed to such term in SECTION 4.3(c).

     "MESB" means Motorola Electronics Sdn. Bhd., a company organized under the laws of Malaysia.

     "MESB NOTE" has the meaning ascribed to such term in SECTION 2.16(d).

     "MEXICO ASSETS" has the meaning ascribed to such term in SECTION 2.17(b).

     "MEXICO ASSUMED LIABILITIES" has the meaning ascribed to such term in
SECTION 2.17(b).

     "MEXICO NOTE" has the meaning ascribed to such term in SECTION 2.17(c).

     "MEXICO SUB" has the meaning ascribed to such term in SECTION 2.17(a).

     "MIDC" means Motorola International Development Corporation, a Delaware close corporation.

     "MMSB" means Motorola Malaysia Sdn. Bhd., a company organized under the laws of Malaysia.

     "MMSB NOTE" has the meaning ascribed to such term in SECTION 2.16(d).

     "MOTOROLA ASSUMPTION AGREEMENT" has the meaning ascribed to such term in
SECTION 2.1(a).

     "MOTOROLA CANADA" means Motorola Canada Limited, a company organized under the laws of Canada.

     "MOTOROLA CZECH REPUBLIC" means Motorola S.R.O., a company organized under the laws of the Czech Republic.

     "MOTOROLA FRANCE" means Motorola Semiconducteurs SA, a company organized under the laws of France.

     "MOTOROLA GERMANY" means Motorola GmbH, a company organized under the laws of Germany.

     "MOTOROLA HONG KONG" means Motorola Semiconductors Hong Kong Ltd., a company organized under the laws of Hong Kong.

     "MOTOROLA INDIA" means Motorola (India) Limited, a company organized under the laws of India.

     "MOTOROLA ISRAEL" means Motorola Israel Semiconductor Products (SPS) Ltd. (Israel), a company organized under the laws of Israel.

     "MOTOROLA ITALY" means Motorola Italy S.p.A., a company organized under the laws of Italy.

     "MOTOROLA JAPAN" means Motorola Japan, Limited, a company organized under the laws of Japan.

     "MOTOROLA KOREA" means Motorola Electronics and Communications Incorporated, a company organized under the laws of the Republic of Korea.

     "MOTOROLA MEXICO" means Motorola de Mexico, S.A. a company organized under the laws of Mexico.

     "MOTOROLA PHILIPPINES" means Motorola Philippines, Inc., a company organized under the laws of the Philippines.

     "MOTOROLA SINGAPORE" means Motorola Electronics Pte., Ltd., a company organized under the laws of Singapore.

     "MOTOROLA SPAIN" means Motorola Espana S.A., a company organized under the laws of Spain.

     "MOTOROLA SWEDEN" means Motorola A.B., a company organized under the laws of Sweden.

     "MOTOROLA SWITZERLAND" means Motorola (Suisse) S.A., a company organized under the laws of Switzerland.

     "MOTOROLA SWITZERLAND BRANCH NOTE" has the meaning ascribed to such term in
SECTION 2.24(d).

     "MOTOROLA TAIWAN" means Motorola Electronics Taiwan, Ltd., a company organized under the laws of Taiwan.

     "MOTOROLA THAILAND" means Motorola (Thailand) Limited, a company organized under the laws of Thailand.

     "MOTOROLA UK" means Motorola Limited, a company organized under the laws of the United Kingdom.

     "MPI STOCK" means all of the capital stock of Motorola Philippines.

     "MSSB" means Motorola Semiconductor Sdn. Bhd., a company organized under the laws of Malaysia.

     "NETHERLANDS HOLDINGS" has the meaning ascribed to such term in SECTION 2.18(a).

     "NON-ASSIGNABLE ASSETS" has the meaning ascribed to such term in SECTION
4.2.

     "NON-SCG PHILIPPINE ASSETS" means the assets, properties and rights owned or held by Motorola Philippines that are not primarily or exclusively used for the conduct of the Business.

     "NON-SCG PHILIPPINE LIABILITIES" means the debts, obligations and liabilities of Motorola Philippines to the extent not arising primarily or exclusively out of the conduct of the Business.

     "PERMITTED LIENS" means (i) the Liens set forth in SCHEDULE 1.2(h); and
(ii) imperfections in title not material in extent or amount and which, individually or in the aggregate, do not materially interfere with the conduct of the Business in general or at any Principal Location, or with the use of the Purchased Assets at a Principal Location and do not materially affect the value of the Business or the Purchased Assets (including the Joint Ventures).

     "PERSON" means and includes any individual, corporation, limited liability company, partnership, firm, association, joint venture, joint stock company, trust or other entity, or any government or regulatory, administrative or political subdivision or agency, department or instrumentality thereof.

     "PHOENIX REAL PROPERTY" means the Real Property owned by Motorola and located at 5005 East McDowell Road, Phoenix, Arizona.

     "PHOTRONICS PURCHASE AGREEMENT" means the Purchase Agreement, dated as of January 1, 1998, between Motorola and Photronics, Inc.

     "PRE-CLOSING ENVIRONMENTAL LIABILITIES" means all Environmental Liabilities arising under Environmental Laws and which arise from or relate to either: (i) the release of Hazardous Substances into the environment prior to the Effective Date; or (ii) the conduct of any Transferor or the operation of the Business prior to the Effective Date.

     "PRINCIPAL LOCATION" means the United States, Mexico, Philippines, Malaysia (exclusive of SMPSB), Japan and France.

     "PUERTO RICO BRANCH" has the meaning ascribed to such term in SECTION 2.20.

     "PURCHASED ASSETS" means all of the assets, properties and rights which are primarily or exclusively used by any Transferor in the conduct of the Business and all of the assets, properties and rights of MSSB and Motorola Philippines (except in each case for Excluded Assets), whether or not such assets are real, personal or mixed, tangible or intangible, known or unknown, contingent or fixed and whether or not any of such assets are carried or reflected on the books of the Business including, without limitation:

                (i) all machinery, equipment, furniture, furnishings, automobiles, trucks, vehicles, tools, dies, molds and parts and similar property used primarily or exclusively in the conduct of the Business, including, without limitation, those listed on SCHEDULE 1.2(d) as such Schedule may be amended prior to Closing;


               (ii) with respect to the departments identified on SCHEDULE 1.2
(I) as being related exclusively to the Business, all machinery, equipment, furniture, furnishings, automobiles, trucks, vehicles, tools, dies, molds and parts and similar property owned by such department;

               (iii) all inventories of the Business, including, without limitation, inventory of the Business and located at JIT Warehouses, inventory of the Business and located at contract manufacturers and inventory of the Business and located at SPS Hubs or other Motorola sites at which Motorola provides or will provide foundry or assembly services for the Company after the Closing pursuant to a Collateral Agreement;

               (iv) (x) all contracts, arrangements, licenses, leases and other agreements relating primarily or exclusively to the Business and (y) all of the rights of any Transferor under any Shared Contract to the extent allocated to the Company in accordance with SECTION 4.4, including, without limitation, any right toreceive payment for products sold or services rendered, and to receive goods and services and to assert claims and take other rightful actions in respect of breaches, defaults or other violations of such Shared Contracts;

               (v) all third-party accounts receivable, credits, prepaid expenses, deferred charges and taxes, advance payments, security deposits, prepaid items and other current assets, in each case with respect to Motorola Philippines, MSSB, ISMF and Guadalajara; notwithstanding the foregoing, any accounts receivable constituting trade receivables of Motorola Mexico shall be Excluded Assets; (vi) all books, records, manuals and other materials (in any form or medium), advertising matter, catalogues, price lists, correspondence, distribution lists, photographs, production data, sales and promotional materials and records, purchasing materials and records, personnel records of employees who will remain employees of the Business after the Effective Date, manufacturing and quality control records and procedures, blueprints, research and development files, records, data and laboratory books, media materials and plates, accounting records, sales order files and litigation files, in each case which are specific to the Business; PROVIDED, that the items set forth in this subsection (vi) shall not include any information that does not relate to the Business, and Motorola shall be entitled to remove or redact any information that does not relate to the Business from such items; PROVIDED, FURTHER, that to the extent that the items set forth in this subsection (vi) relate to the Business, Motorola shall provide the Company with a photocopied complete set of these records (with such redactions as Motorola reasonably deems necessary);

           (vii) all litigation and claim files (whether on paper, computer disk, tape or other storage media) related to claims, actions, suits, proceedings or investigations pending or threatened against the Business, the Company or any of its Subsidiaries or any properties or rights of the Business, the Company or any of its Subsidiaries, in each case which constitutes an Assumed Liability;

              (viii) all permits and licenses issued by any Governmental Authority, including all applications therefor (if such permits or licenses are not assignable, the provisions of SECTION 4.2 shall apply);

              (ix) all Real Property and, to the extent their transfer is permitted by law, all licenses, permits, approvals and qualifications relating to any Real Property issued to any Transferor by any Governmental Authority;

              (x) any rights to proceeds payable pursuant to any property or casualty insurance policies held or maintained by, or on behalf of, any Transferor, MSSB or Motorola Philippines for losses related to any Purchased Assets (excluding this clause (x)) and incurred after the date hereof and on or prior to the Effective Date; PROVIDED, that Motorola has not (A) replaced such Purchased Asset with an asset of equal or greater value and utility or (B) provided the Company with an equivalent asset, including without limitation cash proceeds; and

              (xi) if consummated, the US$5,000,000 subordinated loan from the Company to Tesla Sezam being negotiated between the Company and Tesla Sezam.

         "REAL PROPERTY" means (i) the real properties described in SCHEDULE 1.2(J) ("OWNED REAL PROPERTY") together with all buildings, other improvements, fixtures and appurtenances, and all other rights and privileges thereunto belonging or appertaining; and (ii) the real property leases described in
SCHEDULE 1.2(J) ("REAL PROPERTY LEASES") and the leasehold improvements situated on the real property which is the subject of such lease.

         "REASONABLE EFFORTS" means the obligated party is required to make a diligent, reasonable and good faith effort to accomplish the applicable objective. Such obligation, however, does not require any expenditure of funds or the incurrence of any liability on the part of the obligated party, nor the incurrence of any expenditure or liability, in either case which is unreasonable in light of the related objective, nor does it require that the obligated party act in a manner which would otherwise be contrary to prudent business judgment in light of the objective attempted to be achieved. The fact that the objective is not actually accomplished is not dispositive evidence that the obligated party did not in fact utilize its Reasonable Efforts in attempting to accomplish the objective.

         "RELEASE" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, dumping, discharge, dispersal, leaching, escaping, emanation or migration in, into or onto the environment of any kind whatsoever, including without limitation the movement of any Hazardous Substance through or in the environment.

         "REMEDIATION" means any investigation, assessment, testing, monitoring, containment, removal, remediation, response, cleanup or abatement of any release or threatened release necessary to comply with any Environmental Law.

         "REMEDIATION STANDARDS" means the least stringent standards for performing a Remediation that are required under applicable Environmental Law (including but not limited to health and safety requirements applicable to the Remediation at the time the Remediation was conducted) or, if more stringent standards are actually required by the applicable Governmental Authority, such standards.

         "RETAINED LIABILITIES" means any of the following liabilities or obligations of the Transferors or any of their respective Affiliates, whether or not related to the Business and whether direct or indirect, known or unknown, or absolute or contingent:

              (i) any liabilities or obligations of any Transferor incurred by any Transferor or any of its Affiliates in connection with the conduct of their businesses other than the Business;

             (ii) any liabilities or obligations to the extent specifically related to Excluded Assets;

             (iii) any accounts payable relating to the Business, excluding third-party accounts payable relating to the Business of Motorola Philippines, MSSB, ISMF and Guadalajara (in the event of a conflict between this clause (iii) and Annex G to the Interim Manufacturing/Service Agreement, this clause (iii) shall control);

             (iv)  Pre-Closing Environmental Liabilities;

             (v) any liabilities or obligations of any "shelf" companies acquired by any Transferor other than liabilities or obligations arising out of or relating to the conduct of the Business or the ownership or operation of the Purchased Assets;

             (vi) obligations, as of the Effective Date, which are: (1) obligations for borrowed money; (2) obligations evidenced by notes, bonds, debentures or similar instruments; (3) obligations for the deferred purchase price of goods or services (other than trade payables or similar accruals incurred in the ordinary course of business consistent with past practice) in an amount exceeding $1 million individually; (4) obligations under capital leases in an amount exceeding $1 million individually; (5) obligations pursuant to a lease-purchase or conditional sale in an amount exceeding $1 million individually; or (6) obligations in the nature of guarantees of the obligations described in clauses (1) through (5) of any Person, keep well agreements or similar obligations, but in each case excluding payment obligations in connection with self-insurance, performance bonds, surety bonds, customs bonds, letters of credit issued in support of ongoing operating expenses or similar obligations incurred in the ordinary course of business consistent with past practice, except to the extent expressly assumed by the Company;

             (vii) any liabilities or obligations arising under the Photronics Purchase Agreement through the remainder of such agreement, except to the extent expressly assumed by the Company;

             (viii) certain equipment repurchase obligations and liabilities related to an agreement between Motorola and Newport, a Motorola/SCG sub-contractor of wafers, under which Newport agreed to expand its production capacity to meet Motorola's projected wafer requirements; PROVIDED, that the Company's obligations and liabilities related to this agreement shall not exceed $700,000;

             (ix) accrued cash discounts as such discounts pertain to accounts receivable retained by Motorola for the periods prior to the Effective Date;

             (x) Non-SCG Philippine Liabilities;

             (xi) income tax liabilities with respect to ISMF and Guadalajara;

             (xii) any liability or obligation relating to the pending or threatened claims against Motorola enumerated below:

     (a) Perlini v. Motorola;

     (b) Schumacher (claim for damages caused by allegedly defective products which were used in Schumacher's battery chargers);

     (c) S&S Technologies (claim for wrongful termination of contract);

     (d) Matsushita (claim for damages caused by allegedly defective products which were used in Matsushita's air conditioner products);

     (e) Plessey v. Motorola; and

     (f) Advanced Manufacturing Technologies, Inc. ("AMT") (claim for expenses allegedly incurred in reliance on Motorola's promise to sell AMT an SCG machine shop); PROVIDED, with respect to the Schumacher claim included as a Retained Liability, the Company agrees to continue the activities which the Business has been conducting prior to the Effective Date to support the defense and resolution of such claim. The Company shall provide Motorola access to the three employees (and the results of their activities) who are developing test protocols and supporting testing done by independent laboratories, directing such employees to support the completion of test projects, directing such employees and other employees who have knowledge relating to the claim to cooperate with Motorola's attorneys and advisors handling the matter, and providing access to the

Company's employees as witnesses in the event litigation results from an inability to resolve the matter in a non-judicial forum;

             (xiii) any liabilities or obligations of any Transferor or any of its Affiliates to the extent the amount of each liability or obligation is covered by a policy of insurance or other indemnity agreement maintained by or for the benefit of any Transferor or any of its Affiliates, unless the rights under such policy of insurance or indemnity agreement have been assigned to the Company;

             (xiv) any liabilities or obligations related to indemnification or other provision under any contract or other agreement pursuant to which any sale or disposition was made of any business or product line formerly owned or operated by a Transferor or predecessor but not presently so owned or operated;

             (xv) any liabilities or obligations of any Transferor or any of its Affiliates for indemnification of any present or former director or officer of (or other person serving in a fiduciary capacity at the request of) any Transferor or its Affiliates based on actual or alleged breach of fiduciary duty of such person prior to Closing;

             (xvi) any liabilities or obligations related to the failure of any Transferor to comply with bulk sales laws or any similar law;

             (xvii) any liabilities or obligations of Motorola or any of its Subsidiaries to Goldman, Sachs & Company arising from any engagement letters, indemnity agreements or any other arrangements entered into by such parties and Goldman, Sachs & Company;

             (xviii) Effective Date Transferred Employee Accruals;

             (xix) any liabilities or obligations incurred on or prior to the Closing Date related to (i) intercompany trade payables, (ii) transactions pursuant to any master service agreement between SCG and any Motorola entity,
(iii) intercompany trade receivables, (iv) with respect to the matters in subclauses (i), (ii) and (iii) of this clause (xix), matters settled by the London Netting System maintained by Motorola, (v) the 1997 Partnership Agreement between Motorola, Inc., for its Equipment Groups, and Motorola SPS, and (vi) the Mediation Agreement, dated January 1, 1993 between Motorola and Motorola Mexico; and

             (xx) any liabilities or obligations relating to any failure by Motorola Mexico to maintain any records required by the Maquila program concerning the importation, maintenance and disposition of obsolete equipment for the period up to and including the Effective Date.

     "SCG COMPANY" or "SCG COMPANIES" means the Company or the Transferees, individually or collectively.

     "SCG EMPLOYEES" means all employees of the Transferors who, immediately prior to the Effective Date, work primarily in the operation of the Business, EXCEPT, HOWEVER, Expatriate Employees.

     "SCG MALAYSIA HOLDINGS" has the meaning ascribed to such term in SECTION 2.16(e).

     "SCILLC" has the meaning ascribed to such term in the introductory paragraph of this Agreement.

     "SEI" means Slovakia Electronics Industries, a.s., a company organized under the laws of Slovakia.

     "SEI STOCK" means all of the capital stock of SEI owned by MIDC.

     "SHARED CONTRACT" has the meaning ascribed to such term in SECTION 4.4(c).

     "SIDLLC" means SCG International Development LLC, a Delaware limited liability company and a wholly owned subsidiary at SCILLC.

     "SINGAPORE ASSETS" has the meaning ascribed to such term in SECTION
2.21(b).

     "SINGAPORE ASSUMED LIABILITIES" has the meaning ascribed to such term in
SECTION 2.21(b).

     "SINGAPORE NOTES" has the meaning ascribed to such term in SECTION 2.21(c).

     "SINGAPORE SUB" has the meaning ascribed to such term in SECTION 2.21(a).

     "SMP HOLDINGS" means SMP Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company.

     "SMPSB" means Semiconductor Miniature Products (M) Sendirian Berhad, a company organized under the laws of Malaysia.

     "SMPSB STOCK" means all of the capital stock in SMPSB owned by MIDC.

     "SPAIN ASSETS" has the meaning ascribed to such term in SECTION 2.22(b).

     "SPAIN ASSUMED LIABILITIES" has the meaning ascribed to such term in
SECTION 2.22(b).

     "SPAIN BRANCH" has the meaning ascribed to such term in SECTION 2.22(a).

     "SPAIN NOTE" has the meaning ascribed to such term in SECTION 2.22(c).

     "SPS" means the Semiconductor Products Sector of Motorola.

     "SPS HUBS" means the locations set forth on SCHEDULE 1.2(k).

     "SWEDEN ASSETS" has the meaning ascribed to such term in SECTION 2.23(b).

     "SWEDEN ASSUMED LIABILITIES" has the meaning ascribed to such term in
SECTION 2.23(b).

     "SWEDEN NOTE" has the meaning ascribed to such term in SECTION 2.23(c).

     "SWEDEN SUB" has the meaning ascribed to such term in SECTION 2.23(a).

     "SWITZERLAND ASSETS" has the meaning ascribed to such term in SECTION 2.24(b).

     "SWITZERLAND ASSUMED LIABILITIES" has the meaning ascribed to such term in
SECTION 2.24(b).

     "SWITZERLAND BRANCH" has the meaning ascribed to such term in SECTION 2.24(a).

     "SWITZERLAND NOTE" has the meaning ascribed to such term in SECTION
2.24(d).

     "TAIWAN ASSETS" has the meaning ascribed to such term in SECTION 2.25(b).

     "TAIWAN ASSUMED LIABILITIES" has the meaning ascribed to such term in
SECTION 2.25(b).

     "TAIWAN ENTITY" has the meaning ascribed to such term in SECTION 2.25(a).

     "TAIWAN NOTE" has the meaning ascribed to such term in SECTION 2.25(c).

     "TEROSIL" means Terosil a.s., a company organized under the laws of the Czech Republic.

     "TEROSIL STOCK" means all of the capital stock in Terosil owned by MIDC.

     "TESLA" means Tesla Sezam a.s., a company organized under the laws of the Czech Republic.

     "TESLA STOCK" means all of the capital stock in Tesla owned by MIDC.

     "THAILAND ASSETS" has the meaning ascribed to such term in SECTION 2.26(b).

     "THAILAND ASSUMED LIABILITIES" has the meaning ascribed to such term in
SECTION 2.26(b).

     "THAILAND NOTE" has the meaning ascribed to such term in SECTION 2.26(c).

     "THAILAND SUB" has the meaning ascribed to such term in SECTION 2.26(a).

     "TRANSACTION COMMITTEE" has the meaning ascribed to such term in SECTION 4.3(a).

     "TRANSFEREE" AND "TRANSFEREES" shall mean the Company, SCILLC, MSSB, China Holdings, SMP Holdings, Czech Holdings, the Canada Sub, the China Offices, the Czech Sub, the Finland Branch, the France Sub, the Germany Sub, the Hong Kong Sub, the India Sub, the Israel Branch, the Italy Sub, the Japan Sub, the Mexico Sub, Netherlands Holdings, the Singapore Sub, the Spain Branch, the Sweden Sub, the Switzerland Branch, the Taiwan Entity, the UK Sub, SIDLLC, Puerto Rico Branch, EURL and SCG Malaysia Holdings.

     "TRANSFEROR" AND "TRANSFERORS" means Motorola, MIDC, MCEL, MCIL, MESB, MMSB, Motorola Canada, Motorola Czech Republic, Motorola France, Motorola Germany, Motorola Hong Kong, Motorola India, Motorola Israel, Motorola Italy, Motorola Japan, Motorola Korea, Motorola Mexico, Motorola Philippines, Motorola Singapore, Motorola Spain, Motorola Sweden, Motorola Switzerland, Motorola Taiwan, Motorola Thailand and Motorola U.K., individually, or collectively, respectively.

     "TRANSFERRED EMPLOYEES" means Transferred SCG Employees, Transferred Shared Services Employees, and Transferred Expatriate Employees.

     "TRANSFERRED EXPATRIATE EMPLOYEES" means those Expatriate Employees identified on SCHEDULE 1.2(l).

     "TRANSFERRED SCG EMPLOYEES" means all SCG Employees including, without limitation, those employees identified on SCHEDULE 1.2(k), EXCEPT, HOWEVER, Inactive SCG Employees.

     "TRANSFERRED SHARED SERVICES EMPLOYEES" means those employees identified on
SCHEDULE 1.2(k).

     "U.K. ASSETS" has the meaning ascribed to such term in SECTION 2.27(b).

     "U.K. ASSUMED LIABILITIES" has the meaning ascribed to such term in SECTION 2.27(b).

     "UK NOTE" has the meaning ascribed to such term in SECTION 2.27(c).

     "UK SUB" has the meaning ascribed to such term in SECTION 2.27(a).

     "U.S. TRANSFER DOCUMENTS" has the meaning ascribed to such term in SECTION 2.1(b).

     1.3 INTERPRETATION. Unless the context of this Agreement otherwise requires, (a) words of any gender shall be deemed to include each other gender,
(b) words using the singular or plural number shall also include the plural or singular number, respectively, and (c) reference to "hereof", "herein", "hereby" and similar terms shall refer to this entire Agreement.

                                   ARTICLE II

                                    TRANSFERS

     2.1 PRIOR TRANSFERS. Prior to the date of this Agreement or at such other time as set forth in this SECTION 2.1, as part of the reorganization of the operations of SCG as a stand alone business, the following transactions have been consummated:

          (a) In connection with the transactions contemplated herein, Motorola assumed and agreed to perform, pay and discharge all liabilities and obligations of the Company arising on or prior to April 29, 1999 and that relate to activities the Company engaged in on or prior to April 29, 1999. Motorola and the Company executed and delivered the Assumption Agreement (the "MOTOROLA ASSUMPTION AGREEMENT"), a true and correct copy of which is attached hereto as EXHIBIT B, and incorporated by reference herein.

          (b) Motorola contributed to the Company, free and clear of any Liens (other than Permitted Liens) such of the Purchased Assets owned by or held by Motorola and set forth on SCHEDULE 1.2(d) and certain intellectual property rights. In connection with the transactions referred to in this SECTION 2.1(b), Motorola and the Company executed and delivered (i) the transfer documents, true and correct copies of which are attached hereto as EXHIBIT C, and incorporated by reference herein (the "U.S. TRANSFER DOCUMENTS"); and (ii) the Intellectual Property Agreement.

          (c) MIDC transferred, assigned, conveyed and delivered to Motorola the Terosil Stock, the Tesla Stock and the SEI Stock and upon consummation of such transfer by MIDC, Motorola contributed the Terosil Stock, the Tesla Stock and the SEI Stock to the capital of the Company, free and clear of any Liens. Upon the consummation of the contribution from Motorola of the Terosil Stock and the Tesla Stock, on or prior to the Effective Date the Company shall contribute the Terosil Stock and the Tesla Stock to Czech Holdings, free and clear of all Liens. Upon the consummation of the contribution from Motorola of the SEI Stock, on or prior to the Effective Date, the Company shall contribute the SEI Stock to SCILLC free and clear of all liens. In addition, MIDC transferred, assigned, conveyed and delivered to Motorola the MPI Stock, subject to any required approval of any Governmental Authority and receipt of a tax-free ruling from the Bureau of Internal Revenue of the Philippines, and upon consummation of such transfer by MIDC, Motorola will contribute the MPI Stock to the capital of the Company, free and clear of any Liens. In connection with the transactions contemplated by this SECTION 2.1(c), MIDC, Motorola and the Company executed and delivered the Distribution and Contribution Agreements, true and correct copies of which are attached hereto as EXHIBIT D and EXHIBIT E and incorporated by reference herein.

          (d) Immediately upon the consummation of the transactions set forth in SECTIONS 2.1(a), (b) and (c) above, and subject to any required approval of any Governmental Authority and the receipt of a tax-free ruling from the Bureau of Internal Revenue of the Philippines, and upon consummation of the contribution of the MPI Stock by Motorola to the Company, the Company will contribute the MPI Stock to SCILLC, free and clear of any Liens. In connection with the transactions contemplated by this SECTION 2.1(d), the Company and SCILLC executed and delivered the Distribution and Contribution Agreement, a true and correct copy of which is attached hereto as EXHIBIT E and incorporated by reference herein.

          (e) The Company and Motorola shall execute and deliver such other transfer documents as are necessary and appropriate to consummate the transactions contemplated in this SECTION 2.1.

     2.2 TRANSFERS OF CERTAIN OPERATIONS; CLOSING TRANSFERS. (a) Motorola and the Company agree to use Reasonable Efforts prior to the Effective Date to determine whether any assets, properties or rights of Motorola or its subsidiaries in Brazil, Puerto Rico or Thailand are Purchased Assets. If such assets, properties or rights are Purchased Assets, they shall be transferred, assigned, conveyed and delivered to the Company and to the Brazil Sub, the Puerto Rico Branch or the Thailand Sub and Motorola shall determine, in a manner reasonably acceptable to the Company, (i) how such Purchased Assets are to be characterized for tax and accounting purposes and (ii) how and when such transfer, assignment, conveyance and delivery is to be effected. If Motorola and the Company determine that any such assets, properties or rights are Purchased Assets, Motorola and the Company shall use Reasonable Efforts to agree to the assumption and agreement to pay, discharge and perform any Assumed Liabilities or Retained Liabilities, if applicable, regarding any business or operations in Brazil, Puerto Rico or Thailand. Motorola and the Company also agree to use the procedures set forth in SECTION 4.3 to resolve any disputes between themselves with regard to any Purchased Assets or Assumed Liabilities in Brazil, Puerto Rico or Thailand.

          (b) On or prior to the Effective Date, the Company shall assume and agree to perform, pay and discharge all of the Assumed Liabilities. In connection therewith, Motorola and the Company shall execute and deliver the Assumption Agreement in a form to be agreed upon by the parties.

          (c) All Purchased Assets, Excluded Assets, Assumed Liabilities and Retained Liabilities identified and allocated pursuant to SECTION 4.3 shall be conveyed, transferred and assigned to, or assumed by, the Company or Motorola, as the case may be, and shall be contributed to SCILLC or transferred to Motorola, as the case may be, each in a form and manner to be agreed upon by the parties.

     2.3 BRAZIL. Promptly after the execution of this Agreement, SCILLC shall establish a private limited company in Brazil using the name "SCG Brasil Ltda." (the "BRAZIL SUB").

     2.4 CANADA.

          (a) Promptly after the execution of this Agreement, SCILLC shall cause to be incorporated a federal corporation in Canada 99.9% owned by SCILLC and 0.1% owned by SIDLLC using the company name "SCG Canada Limited" (the "CANADA SUB").

          (b) At the Closing on the Effective Date, (i) Motorola shall cause Motorola Canada to transfer, assign, convey and deliver to the Canada Sub, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by Motorola Canada (the "CANADA ASSETS"); and (ii) SCILLC shall cause the Canada Sub to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of Motorola Canada (the "CANADA ASSUMED LIABILITIES"). SCILLC shall cause the Canada Sub to not assume or pay and Motorola shall cause Motorola Canada to continue to be responsible for any Retained Liabilities of Motorola Canada. Such transactions shall be effected pursuant to transfer documents in forms to be agreed upon by Motorola and the Company.

          (c) At the Closing on the Effective Date, in consideration of the transfers of the Canada Assets made pursuant to SECTION 2.4(b)(i), SCILLC shall cause the Canada Sub to issue to Motorola Canada a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "CANADA NOTE").

     2.5 CHINA.

          (a) Promptly after the execution of this Agreement, SCILLC shall cause the Hong Kong Sub to establish four representative offices in the cities of Beijing, Guangzhou, Shanghai and Tianjin, China (the "CHINA OFFICES").

          (b) At the Closing on the Effective Date, (i) Motorola shall cause MCEL to transfer, assign, convey and deliver to the Hong Kong Sub, collectively, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by MCEL (the "CHINA ASSETS"); and (ii) SCILLC shall cause the Hong Kong Sub to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of MCEL (the "CHINA ASSUMED LIABILITIES"). SCILLC shall cause the Hong Kong Sub to not assume or pay and Motorola shall cause MCEL to continue to be responsible for any Retained Liabilities of MCEL. Such transactions shall be effected pursuant to transfer documents in forms to be agreed upon by Motorola and the Company.

          (c) At the Closing on the Effective Date, in consideration of the transfers of the China Assets made pursuant to SECTION 2.5(b)(i), SCILLC shall cause the Hong Kong Sub to issue to MCEL a note in an aggregate principal amount as set forth on

EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "CHINA NOTE").

          (d) At the Closing on the Effective Date, Motorola shall cause MCIL to transfer, assign, convey and deliver to China Holdings, free and clear of any Liens (except Permitted Liens), the Leshan JV Stock, in consideration of the issuance by the Company of a note to MCIL in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "COMPANY CHINA Note"). The transfer of the Leshan JV Stock shall be effected pursuant to transfer documents in a form to be agreed upon by Motorola and the Company.

     2.6 CZECH REPUBLIC.

          (a) Promptly after the execution of this Agreement, SCILLC shall cause to be incorporated or shall acquire a shelf company in the form of an S.R.O. in the Czech Republic wholly owned by SCILLC using the company name "SCG Design Center S.R.O." (the "CZECH SUB").

          (b) At the Closing on the Effective Date, (i) Motorola shall cause Motorola Czech Republic to transfer, assign, convey and deliver to the Czech Sub, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by Motorola Czech Republic (the "CZECH ASSETS"); and (ii) SCILLC shall cause the Czech Sub to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of Motorola Czech Republic (the "CZECH ASSUMED LIABILITIES"). SCILLC shall cause the Czech Sub to not assume or pay and Motorola shall cause Motorola Czech Republic to continue to be responsible for any Retained Liabilities of Motorola Czech Republic. Such transactions shall be effected pursuant to transfer documents substantially in the forms attached hereto as EXHIBIT G modified as necessary to comport with local law and custom.

          (c) At the Closing on the Effective Date, in consideration of the transfers of the Czech Assets made pursuant to SECTION 2.6(b)(i), SCILLC shall cause the Czech Sub to issue to Motorola Czech Republic a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "CZECH NOTE").

     2.7 FINLAND.

          (a) Promptly after the execution of this Agreement, SCILLC shall cause the Sweden Sub to establish a branch, or such other form of registered office as may be negotiated with relevant authorities for tax planning purposes, in Finland (the "FINLAND BRANCH").

          (b) At the Closing on the Effective Date, (i) Motorola shall cause Motorola Sweden through its branch in Finland (the "MOTOROLA FINLAND BRANCH") to transfer, assign, convey and deliver to the Sweden Sub, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by the Motorola Finland Branch (the "FINLAND ASSETS"); and (ii) SCILLC shall cause the Sweden Sub to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of Motorola Finland (the "FINLAND ASSUMED LIABILITIES"). SCILLC shall cause the Sweden Sub not to assume or pay and Motorola shall cause Motorola Finland to continue to be responsible for any Retained Liabilities of the Motorola Finland Branch. Such transactions shall be effected pursuant to transfer documents in forms to be agreed upon by Motorola and the Company.

          (c) At the Closing on the Effective Date, in consideration of the transfers of the Finland Assets made pursuant to SECTION 2.7(b)(i), SCILLC shall cause the Sweden Sub to issue to the Motorola Finland Branch a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "FINLAND NOTE").

     2.8 FRANCE.

          (a) Promptly after the execution of this Agreement, Motorola shall cause Motorola France to incorporate in France: (i) as a wholly-owned subsidiary an entreprise unipersonnelle a responsibilite limitee using the name "SCG Investissements EURL" (the "EURL"); and (ii) together with the EURL (with the EURL to hold an equity interest of approximately 6.0%), as a majority-owned subsidiary (with Motorola France to hold an equity interest of approximately 94.0%) a societe par actions simplifie using the company name "SCG France S.A.S." (the "FRANCE SUB"), the respective percentage interests of SCG France S.A.S. owned by Motorola France and the EURL being subject to adjustment to ensure that Motorola France and the EURL qualify to be shareholders of the France Sub under French law.

          (b) At the Closing on the Effective Date, (i) Motorola shall cause Motorola France to transfer, assign, convey and deliver to the France Sub, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by Motorola France (the "FRANCE ASSETS"); and (ii) Motorola shall cause the France Sub to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of Motorola France (the "FRANCE ASSUMED LIABILITIES"). Motorola shall cause the France Sub to not assume or pay and Motorola shall cause Motorola France to continue to be responsible for any Retained Liabilities of Motorola France. Such transactions shall be effected pursuant to transfer documents in forms to be agreed upon by Motorola and the Company.

          (c) At the Closing on the Effective Date, Motorola shall cause Motorola France to transfer the equity interest of the France Sub and the EURL to SCILLC in consideration for a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "FRANCE NOTE").

     2.9 GERMANY.

          (a) Promptly after the execution of this Agreement, SCILLC shall acquire a shelf company in the form of a GmbH in Germany, wholly owned by SCILLC, changing the company name to "Semiconductor Components Industries
Germany GmbH" (the "GERMANY SUB").

          (b) At the Closing on the Effective Date, (i) Motorola shall cause Motorola Germany to transfer, assign, convey and deliver to the Germany Sub, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by Motorola Germany (the "GERMANY ASSETS"); and (ii) SCILLC shall cause the Germany Sub to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of Motorola Germany (the "GERMANY ASSUMED LIABILITIES"). SCILLC shall cause the Germany Sub to not assume or pay and Motorola shall cause Motorola Germany to continue to be responsible for any Retained Liabilities of Motorola Germany. Such transactions shall be effected pursuant to transfer documents substantially in the forms attached hereto as EXHIBIT G modified as necessary to comport with local law and custom.

          (c) At the Closing on the Effective Date, in consideration of the transfers of the Germany Assets made pursuant to SECTION 2.9(b)(i), SCILLC shall cause the Germany Sub to issue to Motorola Germany a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "GERMANY NOTE").

     2.10 HONG KONG.

          (a) Promptly after the execution of this Agreement, SCILLC shall acquire a shelf company in the form of a private limited company in Hong Kong, to be owned 99.9% by SCILLC and 0.1% by SIDLLC, changing the company name to "SCG Hong Kong Limited (Hong Kong)" (the "HONG KONG SUB").

          (b) At the Closing on the Effective Date, (i) Motorola shall cause Motorola Hong Kong to transfer, assign, convey and deliver to the Hong Kong Sub, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by Motorola Hong Kong (the "HONG KONG ASSETS"); and (ii) SCILLC shall cause the Hong Kong Sub to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of Motorola Hong Kong (the "HONG KONG ASSUMED LIABILITIES"). SCILLC shall cause the Hong Kong Sub to not assume or pay and Motorola shall cause Motorola Hong Kong to continue to be responsible for any Retained Liabilities of Motorola Hong Kong. Such transactions shall be effected pursuant to transfer documents substantially in the form attached hereto as EXHIBIT G modified as necessary to comport with local law and custom.

          (c) At the Closing on the Effective Date, in consideration of the transfers of the Hong Kong Assets made pursuant to SECTION 2.10(b)(i), SCILLC shall cause the Hong Kong Sub to issue to Motorola Hong Kong a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "HONG KONG NOTE").

     2.11 INDIA.

          (a) Promptly after the execution of this Agreement, SCILLC shall cause to be incorporated a private limited company in India wholly owned by SCILLC, using the company name "SCG India Limited" (the "INDIA SUB"); PROVIDED, HOWEVER, that the formation of the India Sub shall be subject to any required approval of any Governmental Authority, including but not limited to the approval of the Foreign Investment Promotion Board of the government of India.

          (b) At the Closing on the Effective Date, (i) Motorola shall cause Motorola India to transfer, assign, convey and deliver to the India Sub, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by Motorola India (the "INDIA ASSETS"); and (ii) SCILLC shall cause the India Sub to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of Motorola India (the "INDIA ASSUMED LIABILITIES"). SCILLC shall cause the India Sub not to assume or pay, and Motorola shall cause Motorola India to continue to be responsible for any Retained Liabilities of Motorola India. Such transactions shall be effected pursuant to transfer documents in forms to be agreed upon by Motorola and the Company.

          (c) At the Closing on the Effective Date, in consideration of the transfers of the India Assets made pursuant to SECTION 2.11(b)(i), SCILLC shall cause the India Sub to issue to Motorola India a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "INDIA NOTE").

     2.12 ISRAEL.

          (a) Promptly after the execution of this Agreement, SCILLC shall cause the France Sub to establish a branch in Israel (the "ISRAEL BRANCH").

          (b) At the Closing on the Effective Date, (i) Motorola shall cause Motorola Israel to transfer, assign, convey and deliver to the France Sub, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by Motorola Israel (the "ISRAEL ASSETS"); and (ii) SCILLC shall cause the France Sub to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of Motorola Israel (the "ISRAEL ASSUMED LIABILITIES"). SCILLC shall cause the France Sub not to assume or pay and Motorola shall cause Motorola Israel to continue to be responsible for any Retained Liabilities of Motorola Israel. Such transactions shall be effected pursuant to transfer documents in forms to be agreed upon by Motorola and the Company.

          (c) At the Closing on the Effective Date, in consideration of the transfers of the Israel Assets made pursuant to SECTION 2.12(b)(i), SCILLC shall cause the France Sub to issue to Motorola Israel a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "ISRAEL NOTE").

     2.13 ITALY.

          (a) Promptly after the execution of this Agreement, SCILLC shall cause to be incorporated a societa a responsabilita limitata in Italy 99.9% owned by SCILLC and 0.1% owned by SIDLLC using the company name "SCG Italy S.r.l. " (the "ITALY SUB").

          (b) At the Closing on the Effective Date, (i) Motorola shall cause Motorola Italy to transfer, assign, convey and deliver to the Italy Sub, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by Motorola Italy (the "ITALY ASSETS"); and (ii) SCILLC shall cause the Italy Sub to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of Motorola Italy (the "ITALY ASSUMED LIABILITIES"). SCILLC shall cause the Italy Sub not to assume or pay and Motorola shall cause Motorola Italy to continue to be responsible for any Retained Liabilities of Motorola Italy. Such transactions shall be effected pursuant to transfer documents in forms to be agreed upon by Motorola and the Company.

          (c) At the Closing on the Effective Date, in consideration of the transfers of the Italy Assets made pursuant to SECTION 2.13(b)(i), SCILLC shall cause the Italy Sub to issue to Motorola Italy a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "ITALY NOTE").

     2.14 JAPAN.

          (a) Promptly after the execution of this Agreement, SCILLC shall cause to be incorporated a Kabushiki Kaisha in Japan wholly owned by SCILLC using the company name "SCG Japan KK" (the "JAPAN SUB").

          (b) At the Closing on the Effective Date, (i) Motorola shall cause Motorola Japan to transfer, assign, convey and deliver to the Japan Sub, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by Motorola Japan (the "JAPAN ASSETS"); and (ii) SCILLC shall cause the Japan Sub to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of Motorola Japan (the "JAPAN ASSUMED LIABILITIES"). SCILLC shall cause the Japan Sub not to assume or pay and Motorola shall cause Motorola Japan to continue to be responsible for any Retained Liabilities of Motorola Japan. Such transactions shall be effected pursuant to transfer documents substantially in the forms attached hereto as EXHIBIT G modified as necessary to comport with local law and custom.

          (c) At the Closing on the Effective Date, in consideration of the transfers of the Japan Assets made pursuant to SECTION 2.14(b)(i), SCILLC shall cause the Japan Sub to issue to Motorola Japan a note, or other instrument evidencing indebtedness, in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "JAPAN NOTE").

     2.15 KOREA.

          (a) Promptly after the execution of this Agreement, SCILLC shall cause to be incorporated a Chusik Hoesa in Korea 99.9% owned by SCILLC and 0.1% owned by SIDLLC, using the company name "SCG Korea Limited" (the "KOREA SUB").

          (b) At the Closing on the Effective Date, (i) Motorola shall cause Motorola Korea shall transfer, assign, convey and deliver to the Korea Sub, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by Motorola Korea (the "KOREA ASSETS"); and (ii) SCILLC shall cause the Korea Sub to assume, agree to perform, and in due course pay and discharge the Korea Assumed Liabilities of Motorola Korea (the "KOREA ASSUMED LIABILITIES"). SCILLC shall cause the Korea Sub not to assume or pay and Motorola shall cause Motorola Korea to continue to be responsible for any Retained Liabilities of Motorola Korea. Such transactions shall be effected pursuant to transfer documents in forms to be agreed upon by Motorola and the Company.

          (c) At the Closing on the Effective Date, in consideration of the transfers of the Korea Assets made pursuant to SECTION 2.15(b)(i), SCILLC shall cause the Korea Sub to issue to Motorola Korea a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "KOREA NOTE").

     2.16 MALAYSIA.

          (a) As soon after the date hereof as MIDC, Motorola and the Company have obtained all required consents and approvals of the applicable Governmental Authorities, (i) Motorola shall cause MIDC to transfer, assign, convey and deliver to Motorola the SMPSB Stock; and (ii) promptly after such transfer Motorola shall contribute the SMPSB Stock to the capital of the Company, free and clear of any Liens (except Permitted Liens). Such transactions shall be effected pursuant to the form of Distribution and Contribution Agreement and other transfer documents substantially in the form attached hereto as EXHIBIT H modified as necessary to comport with local law and custom. Upon the consummation of the contribution to the Company of the SMPSB Stock, the Company shall contribute the SMPSB Stock to SMP Holdings, free and clear of all Liens (except Permitted Liens).

          (b) On or prior to the Effective Date, (i) Motorola shall cause MESB to transfer, assign, convey and deliver to MSSB, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by MESB; and (ii) Motorola shall cause MSSB to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of MESB. Motorola shall cause MSSB not to assume or pay and Motorola shall cause MESB to continue to be responsible for any Retained Liabilities of MESB. Such transactions shall be effected pursuant to a business transfer agreement substantially in the form attached hereto as EXHIBIT G modified as necessary to comport with local law and custom.

          (c) On or prior to the Effective Date, (i) Motorola shall cause MMSB to transfer, assign, convey and deliver to MSSB, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by MMSB; and (ii) Motorola shall cause MSSB to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of MMSB. Motorola shall cause MSSB to not assume or pay and Motorola shall cause MMSB to continue to be responsible for any Retained Liabilities of MMSB. Such transactions shall be effected pursuant to a business transfer agreement substantially in the form attached hereto as EXHIBIT G modified as necessary to comport with local law and custom.

          (d) In consideration of the transfers of the Purchased Assets made pursuant to SECTIONS 2.16(b)(i) and 2.16(c)(i), Motorola shall cause MSSB to execute and deliver (i) to MESB, a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "MESB NOTE") and (ii) to MMSB, a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "MMSB NOTE").

          (e) Promptly after the execution of this Agreement, the Company shall cause to be incorporated in Malaysia a private limited company using the company name "SCG Malaysia Holdings Sendirian Berhad" ("SCG MALAYSIA HOLDINGS") to be owned by SCILLC and SIDLLC in percentages to be agreed upon by SCILLC and SIDLLC.

          (f) At the Closing on the Effective Date immediately after the transfer contemplated by SECTION 2.16(b) is consummated, Motorola shall cause MMSB to transfer, assign, convey and deliver to SCG Malaysia Holdings, free and clear of any Liens, the MSSB Stock, in consideration of the issuance by SCG Malaysia Holdings of a note to MMSB in an aggregate principal amount as set forth on EXHIBIT F (the "COMPANY MALAYSIA NOTE"). The transfer of the MSSB Stock shall be effected pursuant to the transfer documents substantially in the form attached hereto as EXHIBIT H modified as necessary to comport with local law and custom.

          (g) The obligations of the parties under SECTION 2.16(a) are conditioned upon (i) obtaining the written consent of Phillips (National Trust Company) to the transfer of the SMPSB Stock, (ii) the prior approval of the transfer of SMPSB Stock by the Ministry of International Trade and Industry and
(iii) the prior approval of the transfer of SMPSB Stock by the Securities Commission pursuant to the Malaysian Code on Take-Overs and Mergers 1998. The transactions contemplated (i) shall not be effective until such approvals are obtained and (ii) shall be subject to (x) the receipt of any title documents required to consummate the transactions contemplated and (y) the fulfillment of the requirements of any applicable local corporate or securities laws, rules or regulations.

     2.17 MEXICO.

          (a) Promptly after the execution of this Agreement, SCILLC shall cause to be incorporated a sociedad anonima in Mexico, 99.9% owned by SCILLC and

0.1% by SIDLLC, using the company name "SCG (Mexico) S.A." (the "MEXICO SUB") and shall obtain all permits, licenses, consents and approvals of all applicable Governmental Authorities necessary (x) for the Mexico Sub to conduct the Business and (y) for the consummation of the transactions described in SECTION 2.17(b).

          (b) At the Closing on the Effective Date, (i) Motorola shall cause Motorola Mexico to transfer, assign, convey and deliver to the Mexico Sub, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by Motorola Mexico (the "MEXICO ASSETS"); and (ii) SCILLC shall cause the Mexico Sub to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of Motorola Mexico (the "MEXICO ASSUMED LIABILITIES"). SCILLC shall cause the Mexico Sub not to assume or pay and Motorola shall cause Motorola Mexico to continue to be responsible for any Retained Liabilities of Motorola Mexico. Such transactions shall be effected pursuant to transfer documents substantially in the forms attached hereto as EXHIBIT G modified as necessary to comport with local law and custom.

          (c) At the Closing on the Effective Date, in consideration of the transfers of the Purchased Assets made pursuant to SECTION 2.17(b)(i), SCILLC shall cause the Mexico Sub to issue to Motorola Mexico a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "MEXICO NOTE").

     2.18 THE NETHERLANDS.

          (a) Promptly after the execution of this Agreement, SCILLC shall establish a B.V. in the Netherlands, wholly owned by SCILLC, using the name "SCG Holdings (Netherlands), B.V." ("NETHERLANDS HOLDINGS").

          (b) At the Closing on the Effective Date, SCILLC shall transfer, assign, convey and deliver to Netherlands Holdings, free and clear of any Liens, all of its right, title and interest in the stock of the France Sub, the EURL, the Germany Sub, the Italy Sub, the Sweden Sub and the U.K. Sub (the "EUROPE SUBS") in consideration for newly issued shares of Netherlands Holdings. The transfer of the stock of the Europe Subs shall be effected pursuant to the transfer documents in forms to be agreed upon by Motorola and the Company.

     2.19 THE PHILIPPINES.

          (a) Promptly after the execution of this Agreement, Motorola shall cause to be formed and incorporated a corporation in the Philippines using the name "Motorola Communications (Philippines) Inc." ("MCP").

          (b) At the Closing on the Effective Date, (i) Motorola shall cause Motorola Philippines to transfer, assign, convey and deliver to MCP, free and clear of any Liens (other than Permitted Liens), such of the Non-SCG Philippine Assets owned or held by Motorola Philippines; and (ii) Motorola shall cause MCP to assume, agree to perform, and in due course pay and discharge the Non-SCG Philippine Liabilities.

Motorola shall cause MCP not to assume or pay and Motorola shall cause Motorola Philippines to continue to be responsible for any Retained Liabilities of Motorola Philippines. Such transactions shall be effected pursuant to transfer documents substantially in the forms attached hereto as EXHIBIT G and incorporated herein by reference.

          (c) As soon after the date hereof as MIDC and Motorola have obtained all required consents and approvals of the applicable Governmental Authorities and the receipt of a tax-free ruling from the Bureau of Internal Revenue of the Philippines, (i) Motorola shall cause MIDC to transfer, assign, convey and deliver to Motorola all of the MPI Stock; (ii) promptly after such transfer Motorola shall contribute the MPI Stock to the capital of the Company; and (iii) promptly after such transfer, the Company shall contribute the MPI Stock to SCILLC, in each case free and clear of any Liens. Such transactions shall be effected pursuant to the form of Distribution and Contribution Agreement, an assumption agreement and other transfer documents attached hereto as EXHIBIT E, and incorporated by reference herein.

     2.20 PUERTO RICO. Promptly after the execution of this Agreement, SCILLC shall establish a branch in Puerto Rico (the "PUERTO RICO BRANCH").

     2.21 SINGAPORE.

          (a) Promptly after the execution of this Agreement, SCILLC shall acquire a shelf company in the form of a private limited company in Singapore, 99.9% owned by SCILLC and 0.1% owned by SIDLLC, changing the company name to "SCG Singapore Pte. Ltd." (the "SINGAPORE SUB").

          (b) At the Closing on the Effective Date, (i) Motorola shall cause Motorola Singapore to transfer, assign, convey and deliver to the Singapore Sub and/or MSSB (if such assets include sales assets related to sales or marketing activities in Malaysia), as agreed by the parties, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by Motorola Singapore (the "SINGAPORE ASSETS"); and (ii) SCILLC shall cause the Singapore Sub and/or MSSB, as agreed by the parties, to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of Motorola Singapore (the "SINGAPORE ASSUMED LIABILITIES"). SCILLC shall cause the Singapore Sub and MSSB not to assume or pay and Motorola shall cause Motorola Singapore to continue to be responsible for any Retained Liabilities of Motorola Singapore. Such transactions shall be effected pursuant to transfer documents substantially in the forms attached hereto as EXHIBIT G modified as necessary to comport with local law and custom.

          (c) At the Closing on the Effective Date, in consideration of the transfers of the Singapore Assets made pursuant to SECTION 2.21(b)(i), SCILLC shall cause the Singapore Sub and/or MSSB, as agreed by the parties to issue to Motorola Singapore a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "SINGAPORE NOTES").

     2.22 SPAIN.

          (a) Promptly after the execution of this Agreement, SCILLC shall cause the France Sub to establish a branch in Spain (the "SPAIN BRANCH").

          (b) At the Closing on the Effective Date, (i) Motorola shall cause Motorola Spain to transfer, assign, convey and deliver to the France Sub, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by Motorola Spain (the "SPAIN ASSETS"); and (ii) SCILLC shall cause the France Sub to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of Motorola Spain (the "SPAIN ASSUMED LIABILITIES"). SCILLC shall cause the France Sub not to assume or pay and Motorola shall cause Motorola Spain to continue to be responsible for any Retained Liabilities of Motorola Spain. Such transactions shall be effected pursuant to transfer documents in forms to be agreed upon by Motorola and the Company.

          (c) At the Closing on the Effective Date, in consideration of the transfers of the Spain Assets made pursuant to SECTION 2.22(b)(i), SCILLC shall issue to Motorola Spain a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "SPAIN NOTE").

     2.23 SWEDEN.

          (a) Promptly after the execution of this Agreement, SCILLC shall cause to be incorporated a privata aktiebolag in Sweden, 99.9% owned by SCILLC and 0.1% owned by SIDLLC, using the company name "SCG Sweden AB" (the "SWEDEN SUB").

          (b) At the Closing on the Effective Date, (i) Motorola shall cause Motorola Sweden to transfer, assign, convey and deliver to the Sweden Sub, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by Motorola Sweden (the "SWEDEN ASSETS"); and (ii) SCILLC shall cause the Sweden Sub to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of Motorola Sweden (the "SWEDEN ASSUMED LIABILITIES"). SCILLC shall cause the Sweden Sub not to assume or pay and Motorola shall cause Motorola Sweden to continue to be responsible for Retained Liabilities of Motorola Sweden. Such transactions shall be effected pursuant to transfer documents in forms to be agreed upon by Motorola and the Company.

          (c) At the Closing on the Effective Date, in consideration of the transfers of the Sweden Assets made pursuant to SECTION 2.23(b)(i), SCILLC shall cause the Sweden Sub to issue to Motorola Sweden a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "SWEDEN NOTE").

     2.24 SWITZERLAND.

          (a) Promptly after the execution of this Agreement, SCILLC shall cause the France Sub to establish a branch in Switzerland (the "SWITZERLAND BRANCH").

          (b) At the Closing on the Effective Date, (i) Motorola shall cause Motorola Switzerland to transfer, assign, convey and deliver to the France Sub, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by Motorola Switzerland (the "SWITZERLAND ASSETS"); and
(ii) SCILLC shall cause the France Sub to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of Motorola Switzerland (the "SWITZERLAND ASSUMED LIABILITIES"). SCILLC shall cause the France Sub not to assume or pay and Motorola shall cause Motorola Switzerland to continue to be responsible for any Retained Liabilities of Motorola Switzerland. Such transactions shall be effected pursuant to transfer documents substantially in the forms attached hereto as EXHIBIT G modified as necessary to comport with local law and custom.

          (c) At the Closing on the Effective Date, (i) Motorola shall transfer, assign convey and deliver to the France Sub, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by Motorola through its branch in Switzerland (the "ADDITIONAL SWITZERLAND ASSETS"); and
(ii) SCILLC shall cause the France Sub to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of Motorola related to the Additional Switzerland Assets (the "ADDITIONAL SWITZERLAND ASSUMED LIABILITIES"). SCILLC shall cause the France Sub not to assume or pay and Motorola shall continue to be responsible for any Retained Liabilities of Motorola through its branch in Switzerland. Such transaction shall be effected pursuant to transfer documents in forms to be agreed upon by Motorola and the Company.

          (d) At the Closing on the Effective Date, in consideration of the transfers of the Switzerland Assets and the Additional Switzerland Assets made pursuant to SECTIONS 2.24(b)(i) and 2.24(c)(i), SCILLC shall cause the France Sub to issue to Motorola Switzerland a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "SWITZERLAND NOTE") and to issue to Motorola a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "MOTOROLA SWITZERLAND BRANCH NOTE").

     2.25 TAIWAN.

          (a) Promptly after the execution of this Agreement, SCILLC shall either (i) cause the Hong Kong Sub to establish a branch in Taiwan, or (ii) cause to be incorporated a company, 99.9% owned by SCILLC and 0.1% owned by SIDLLC, using the company name "SCG Taiwan Limited" (the "TAIWAN ENTITY"), as mutually agreed by the parties.

          (b) At the Closing on the Effective Date, (i) Motorola shall cause Motorola Taiwan to transfer, assign, convey and deliver to the Hong Kong Sub or the Taiwan Entity, as the case may be, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by Motorola Taiwan (the "TAIWAN Assets"); and (ii) SCILLC shall cause the Hong Kong Sub or the Taiwan Entity, as the case may be, to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of Motorola Taiwan (the "TAIWAN ASSUMED LIABILITIES"). SCILLC shall cause the Hong Kong Sub or the Taiwan Entity, as the case may be, not to assume or pay and Motorola shall cause Motorola Taiwan to continue to be responsible for any Retained Liabilities of Motorola Taiwan. Such transactions shall be effected pursuant to transfer documents in forms to be agreed upon by Motorola and the Company.

          (c) At the Closing on the Effective Date, in consideration of the transfers of the Taiwan Assets made pursuant to SECTION 2.25(b)(i), SCILLC shall cause the Taiwan Branch to issue to Motorola Taiwan a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "TAIWAN NOTE").

     2.26 THAILAND.

          (a) Promptly after the execution of this Agreement, SCILLC shall cause to be incorporated a private limited company in Thailand, using the company name "SCG Thailand Limited" (the "THAILAND SUB").

          (b) At the Closing on the Effective Date, (i) Motorola shall cause Motorola Thailand to transfer, assign, convey and deliver to the Thailand Sub, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by Motorola Thailand (the "THAILAND ASSETS"); and (ii) SCILLC shall cause the Thailand Sub to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of Motorola Thailand (the "THAILAND ASSUMED LIABILITIES"). SCILLC shall cause the Thailand Sub not to assume or pay and Motorola shall cause Motorola Thailand to continue to be responsible for any Retained Liabilities of Motorola Thailand. Such transactions shall be effected pursuant to transfer documents in forms to be agreed upon by Motorola and the Company.

          (c) At the Closing on the Effective Date, in consideration of the transfers of the Thailand Assets made pursuant to SECTION 2.26(b)(i), SCILLC shall cause the Thailand Sub to issue to Motorola Thailand a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "THAILAND NOTE").

     2.27 UNITED KINGDOM.

          (a) Promptly after the execution of this Agreement, SCILLC shall acquire, and be the sole shareholder of, a shelf company in the form of a private limited company in the United Kingdom, changing the company name to "SCG UK Limited" (the "UK SUB").

          (b) At the Closing on the Effective Date, (i) Motorola shall cause Motorola UK to transfer, assign, convey and deliver to the UK Sub, free and clear of any Liens (other than Permitted Liens), such of the Purchased Assets owned or held by Motorola UK (the "UK ASSETS"); and (ii) SCILLC shall cause the UK Sub to assume, agree to perform, and in due course pay and discharge the Assumed Liabilities of Motorola UK (the "UK ASSUMED LIABILITIES"). SCILLC shall cause the UK Sub not to assume or pay and Motorola shall cause Motorola UK to continue to be responsible for any Retained Liabilities of Motorola UK. Such transactions shall be effected pursuant to transfer documents in forms to be agreed upon by Motorola and the Company.

          (c) At the Closing on the Effective Date, in consideration of the transfers of the UK Assets made pursuant to SECTION 2.27(b)(i), SCILLC shall cause the UK Sub to issue to Motorola UK a note in an aggregate principal amount as set forth on EXHIBIT F and on terms and conditions to be agreed upon by the Company and Motorola (the "UK NOTE").

                                  ARTICLE III

                         CLOSINGS AND CLOSING DELIVERIES

     3.1 EFFECTIVE DATE. The term "CLOSING" as used herein shall refer to the actual transfers, assignments, conveyances and deliveries contemplated by SECTIONS 2.3 through SECTION 2.27 as taking place at the Closing. The Closing shall take place as soon as reasonably practical following the date upon which the conditions precedent set forth in SECTION 6.1 are satisfied or such other effective time as the parties may agree (the "EFFECTIVE DATE").

     3.2 DELIVERIES FOR CLOSING.

          (a) CANADA. With respect to the transactions contemplated by SECTION 2.4:

               (i) Motorola shall cause Motorola Canada to deliver to the Canada Sub the following:

               (A) the transfer documents and all such deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTION 2.4(b);

               (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of Motorola Canada authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

               (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

               (ii) SCILLC shall cause the Canada Sub to execute and deliver:

               (A) an Assumption Agreement in the form agreed to by the parties, pursuant to which the Canada Sub covenants and agrees to assume the Canada Assumed Liabilities;

               (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of the Canada Sub, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

               (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the Canada Assumed Liabilities; and

               (D) the Canada Note pursuant to SECTION 2.4(c);

               (ii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(a)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.

          (b) China. With respect to the transactions contemplated by SECTION
2.5:

               (i) Motorola shall cause MCEL to deliver to the Hong Kong Sub the following:

               (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTION 2.5(b);

               (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of MCEL authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

               (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

               (ii) SCILLC shall cause the Hong Kong Sub to execute and deliver:

               (A) an Assumption Agreement in the form agreed to by the parties, pursuant to which the Hong Kong Sub covenants and agrees to assume the China Assumed Liabilities;

               (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of the Hong Kong Sub, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

               (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the China Assumed Liabilities; and

               (D) the China Note pursuant to SECTION 2.5(c);

               (iii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(b)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.

          (c) CZECH REPUBLIC. With respect to the transactions contemplated by
SECTION 2.6:

               (i) Motorola shall cause Motorola Czech Republic to deliver to the Czech Sub the following:

               (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTION 2.6(b);

               (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of Motorola Czech Republic authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

               (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

               (ii) SCILLC shall cause the Czech Sub to execute and deliver:

               (A) an Assumption Agreement in the form agreed to by the parties, pursuant to which the Czech Sub covenants and agrees to assume the Czech Assumed Liabilities;

               (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of the Czech Sub, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

               (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the Czech Assumed Liabilities; and

               (D) the Czech Note pursuant to SECTION 2.6(c);

               (iii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(c)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.

          (d) FINLAND. With respect to the transactions contemplated by SECTION 2.7:

               (i) Motorola shall cause Motorola Sweden to deliver to the Sweden Sub the following:

               (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTION 2.7(b);

               (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of Motorola Sweden authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

               (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

               (ii) SCILLC shall cause the Sweden Sub to execute and deliver:

               (A) an Assumption Agreement in the form agreed to by the parties, pursuant to which the Sweden Sub covenants and agrees to assume the Finland Assumed Liabilities;

               (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of the Sweden Sub, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

               (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the Finland Assumed Liabilities; and

               (D) the Finland Note pursuant to SECTION 2.7(c);

               (iii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(d)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.

          (e) FRANCE. With respect to the transactions contemplated pursuant to
SECTION 2.8:

               (i) Motorola shall cause Motorola France to deliver to the France Sub the following:

               (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTION 2.8(b);

               (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of Motorola France authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

               (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

               (ii) SCILLC shall cause the France Sub to execute and deliver:

                  (A) an Assumption Agreement in the form agreed to by the parties, pursuant to which the France Sub covenants and agrees to assume the France Assumed Liabilities;

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of the France Sub, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                  (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the France Assumed Liabilities; and

                  (D) the France Note pursuant to SECTION 2.8(c);

                  (ii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(e)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.

                  (iii) Motorola shall cause Motorola France to deliver, with regard to the transfer of the equity interests of the France Sub and the EURL to SCILLC, transfer documents in a form to be agreed upon by Motorola and the Company.

                  (iv) All proceedings which may be required by local laws with regard to the information and consultation of employees' representatives will be carried out before the Effective Date.

         (f) GERMANY. With respect to the transactions contemplated by SECTION 2.9:

                  (i) Motorola shall cause Motorola Germany to deliver to the Germany Sub the following:

                  (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTION 2.9(b);

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of Motorola Germany authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

                  (ii) SCILLC shall cause the Germany Sub to execute and deliver:

                  (A) an Assumption Agreement in the form agreed to by the parties, pursuant to which the Germany Sub covenants and agrees to assume the Germany Assumed Liabilities;

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of the Germany Sub, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                  (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the Germany Assumed Liabilities; and

                  (D) the Germany Note pursuant to SECTION 2.9(c);

                  (iii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(f)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.

         (g) HONG KONG. With respect to the transactions contemplated by SECTION 2.10:

                  (i) Motorola shall cause Motorola Hong Kong to deliver to the Hong Kong Sub the following:

                  (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTION 2.10(b);

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of Motorola Hong Kong authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

                  (ii) SCILLC shall cause the Hong Kong Sub to execute and deliver:

                  (A) an Assumption Agreement in the form agreed to by the parties, pursuant to which the Hong Kong Sub covenants and agrees to assume the appropriate Hong Kong Assumed Liabilities;

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of the Hong Kong Sub, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                  (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the Hong Kong Assumed Liabilities; and

                  (D) the Hong Kong Note pursuant to SECTION 2.10(c);

                  (iii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(g)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.


         (h) INDIA. With respect to the transactions contemplated by SECTION
2.11:


                  (i) Motorola shall cause Motorola India to deliver to the India Sub the following:

                  (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTION 2.11(b);

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of Motorola India authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

                  (ii) SCILLC shall cause the India Sub to execute and deliver:

                  (A) an Assumption Agreement in the form agreed to by the parties, pursuant to which the Hong Kong Sub covenants and agrees to assume the India Assumed Liabilities;

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of the Hong Kong Sub, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                  (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the India Assumed Liabilities; and

                  (D) the India Note pursuant to SECTION 2.11(c);

                  (iii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(h)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.

         (i) ISRAEL. With respect to the transactions contemplated by SECTION 2.12:

                  (i) Motorola shall cause Motorola Israel to deliver to the Israel Branch the following:

                  (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTION 2.12(b);

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of Motorola Israel authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

                  (ii) SCILLC shall cause the France Sub to execute and deliver:

                  (A) an Assumption Agreement in the form agreed to by the parties, pursuant to which the France Sub covenants and agrees to assume the Israel Assumed Liabilities;

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of the France Sub, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                  (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the Israel Assumed Liabilities; and

                  (D) the Israel Note pursuant to SECTION 2.12(c);

                  (iii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(i)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.

         (j) ITALY. With respect to the transactions contemplated by SECTION
2.13:

                  (i) Motorola shall cause Motorola Italy to deliver to the Italy Sub the following:

                  (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTION 2.13(b);

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of Motorola Italy authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

                  (ii) SCILLC shall cause the Italy Sub to execute and deliver:

                  (A) an Assumption Agreement in the form agreed to by the parties, pursuant to which the Italy Sub covenants and agrees to assume the Italy Assumed Liabilities;

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of the Italy Sub, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;
                  (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the Italy Assumed Liabilities;
                  and
                  (D) the Italy Note pursuant to SECTION 2.13(c);

                  (iii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(j)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.


         (k) JAPAN. With respect to the transactions contemplated by SECTION
2.14:


                  (i) Motorola shall cause Motorola Japan to deliver to the Japan Sub the following:

                  (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTION 2.14(b);

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of Motorola Japan authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

                  (ii) SCILLC shall cause the Japan Sub to execute and deliver:

                  (A) an Assumption Agreement in the form agreed to by the parties, pursuant to which the Japan Sub covenants and agrees to assume the Japan Assumed Liabilities;

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of the Japan Sub, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                  (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the Japan Assumed Liabilities; and

                  (D) the Japan Note pursuant to SECTION 2.14(c);

                  (iii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(k)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.


         (l) KOREA. With respect to the transactions contemplated by SECTION
2.15:

                  (i) Motorola shall cause Motorola Korea to deliver to the Korea Sub the following:

                  (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTION 2.15(b);

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of Motorola Korea authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

                  (ii) SCILLC shall cause the Korea Sub to execute and deliver:

                  (A) an Assumption Agreement in the form agreed to by the parties, pursuant to which the Korea Sub covenants and agrees to assume the Korea Assumed Liabilities;

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of the Korea Sub, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                  (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the Korea Assumed Liabilities; and

                  (D) the Korea Note pursuant to SECTION 2.15(c); and

                  (iii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(l)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.

         (m) MALAYSIA. With respect to the transactions contemplated by SECTION 2.16:


                  (i) Motorola shall cause MESB to deliver to MSSB the following:

                  (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfer contemplated by SECTION 2.16(b);

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of MESB authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

                  (ii) Motorola shall cause MMSB to deliver to MSSB the following:

                  (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfer contemplated by SECTION 2.16(c);

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of MMSB authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

                  (iii) Motorola shall cause MSSB to execute and deliver:

                  (A) an Assumption Agreement in the form agreed to by the parties, pursuant to which MSSB covenants and agrees to assume the appropriate Assumed Liabilities related to the Purchased Assets transferred to MSSB;

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholder of MSSB, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the Assumed Liabilities contemplated hereby; and

                  (D) the MESB Note and the MMSB Note pursuant to SECTION
                  2.16(d).

                  (iv) Motorola shall cause MMSB to deliver to SCG Malaysia Holdings the following:

                  (A) stock powers or other appropriate transfer and assignment documents to effect the intended stock transfer and assignment of the MSSB Stock;

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of MMSB, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  (v) SCG Malaysia Holdings shall execute and deliver to MMSB the Company Malaysia Note contemplated by SECTION 2.16(f).

                  (vi) Motorola shall cause MMSB to, and SCILLC shall, execute and deliver such other documents and instruments as may be reasonably necessary to implement the stock transfers contemplated pursuant to SECTION 2.16(a). Without limiting the foregoing, Motorola shall cause MMSB to, and SCILLC shall, if required by or appropriate in any foreign jurisdiction, execute and deliver stock transfer forms.

                  (vii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(m)(vii) shall be obtained, subject to any changes in applicable law after the date hereof.


         (n) MEXICO. With respect to the transactions contemplated pursuant to
SECTION 2.17:


                  (i) Motorola shall cause Motorola Mexico to deliver to the Mexico Sub the following:

                  (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTION 2.17(b);

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of Motorola Mexico authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

                  (ii) SCILLC shall cause the Mexico Sub to execute and deliver:

                  (A) an Assumption Agreement in the form agreed to by the parties, pursuant to which the Mexico Sub covenants and agrees to assume the appropriate Assumed Liabilities related to the Purchased Assets transferred to the Mexico Sub;

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of the Mexico Sub, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the Assumed Liabilities contemplated hereby; and (D) the Mexico Note pursuant to
                  SECTION 2.17(c);

                  (iii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(n)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.

         (o) THE NETHERLANDS. With respect to the transactions contemplated by
SECTION 2.18:

                  (i) SCILLC shall deliver to Netherlands Holdings the following:

                  (A) stock powers or appropriate transfer and assignment documents to effect the intended stock transfer and assignment of the stock of the France Sub, the EURL, the Germany Sub, the Italy Sub, the Sweden Sub and the UK Sub; and

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of SCILLC, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  (ii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(o)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.

         (p) PHILIPPINES. With respect to the transactions contemplated by
SECTION 2.19:

                  (i) Motorola shall cause Motorola Philippines to deliver to MCP the following:

                  (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTION 2.19(b).

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of Motorola Philippines authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

                  (ii) Motorola shall cause MCP to execute and deliver:

                  (A) an Assumption Agreement in the form agreed to by the parties, pursuant to which MCP covenants and agrees to assume the appropriate Non-SCG Philippine Liabilities;

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of MCP, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the Assumed Liabilities contemplated hereby.

                  (iii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(p)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.


         (q) SINGAPORE. With respect to the transactions contemplated by SECTION 2.21:


                  (i) Motorola shall cause Motorola Singapore to deliver to the Singapore Sub the following:

                  (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTION 2.21(b);

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of Motorola Singapore authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

                  (ii) SCILLC shall cause the Singapore Sub and/or MMSB to execute and deliver:

                  (A) Assumption Agreements in the form agreed to by the parties, pursuant to which the Singapore Sub and/or MMSB covenants and agrees to assume the Singapore Assumed Liabilities;

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of the Singapore Sub and/or MMSB, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                  (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the Singapore Assumed Liabilities; and

                  (D) the Singapore Notes pursuant to SECTION 2.21(c);

                  (iii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(q)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.


         (r) SPAIN. With respect to the transactions contemplated by SECTION
2.22:


                  (i) Motorola shall cause Motorola Spain to deliver to the France Sub the following:

                  (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTION 2.22(b);

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of Motorola Spain authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

                  (ii) SCILLC shall cause the France Sub to execute and deliver:

                  (A) an Assumption Agreement in the form agreed to by the parties, pursuant to which the France Sub covenants and agrees to assume the Spain Assumed Liabilities;

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of the France Sub, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                  (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the Spain Assumed Liabilities; and

                  (D) the Spain Note pursuant to SECTION 2.22(c);

                  (iii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(r)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.


         (s) SWEDEN. With respect to the transactions contemplated by SECTION 2.23:

                  (i) Motorola shall cause Motorola Sweden to deliver to the Sweden Sub the following:

                  (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTION 2.23(b);

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of Motorola Sweden authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

                  (ii) SCILLC shall cause the Sweden Sub to execute and deliver:

                  (A) an Assumption Agreement in the form agreed to by the parties, pursuant to which the Sweden Sub covenants and agrees to assume the Sweden Assumed Liabilities;

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of the Sweden Sub, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                  (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the Sweden Assumed Liabilities; and

                  (D) the Sweden Note pursuant to SECTION 2.23(c);

                  (iii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(s)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.

         (t) SWITZERLAND. With respect to the transactions contemplated by
SECTION 2.24:


                  (i) Motorola shall, and shall cause Motorola Switzerland to, deliver to the France Sub the following:

                  (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTIONS 2.24(b) and 2.24(c);

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of Motorola Switzerland authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

                  (ii) SCILLC shall cause the France Sub to execute and deliver:

                  (A) two Assumption Agreements in the form agreed to by the parties, pursuant to which the France Sub covenants and agrees to assume the Switzerland Assumed Liabilities and the Additional Switzerland Assumed Liabilities;

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of the France Sub, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                  (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the Switzerland Assumed Liabilities and the Additional Switzerland Assumed Liabilities; and

                  (D) the Switzerland Note and the Motorola Switzerland Branch Note pursuant to SECTION 2.24(d);

                  (iii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(t)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.


         (u) TAIWAN. With respect to the transactions contemplated by SECTION 2.25:


                  (i) Motorola shall cause Motorola Taiwan to deliver to the Taiwan Entity the following:

                  (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTION 2.25(b);

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of Motorola Taiwan authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) such other documents and instruments as may be reasonably necessary to implement the Taiwan Entity transfers contemplated hereby.

                  (ii) SCILLC shall cause the Taiwan Entity to execute and deliver:

                  (A) an Assumption Agreement in the form agreed to by the parties, pursuant to which the Taiwan Entity covenants and agrees to assume the Taiwan Assumed Liabilities;

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of the Taiwan Entity, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                  (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the Taiwan Assumed Liabilities; and

                  (D) the Taiwan Note pursuant to SECTION 2.25(c);

                  (iii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(u)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.

         (v) THAILAND. With respect to the transactions contemplated by SECTION 2.26:


                  (i) Motorola shall cause Motorola Thailand to deliver to the Thailand Sub the following:

                  (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTION 2.26(b);

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of Motorola Thailand authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

                  (ii) SCILLC shall cause the Thailand Sub to execute and deliver:

                  (A) an Assumption Agreement in the form agreed to by the parties, pursuant to which the Thailand Sub covenants and agrees to assume the Thailand Assumed Liabilities;

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of the Thailand Sub, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                  (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the Thailand Assumed Liabilities; and

                  (D) the Thailand Note pursuant to SECTION 2.26(c);

                  (iii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(v)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.


         (w) UNITED KINGDOM. With respect to the transactions contemplated by
SECTION 2.27:


                  (i) Motorola shall cause Motorola UK to deliver to the UK Sub the following:

                  (A) the transfer documents and all such other deeds, bills of sale, lease assignments and other contract assignments and other documents and instruments of sale, transfer, assignment, conveyance and deliverance as may be necessary and appropriate to implement the intended transfers contemplated by SECTION 2.27(b);

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of Motorola UK authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (C) such other documents and instruments as may be reasonably necessary to implement the transfers contemplated hereby.

                  (ii) SCILLC shall cause the UK Sub to execute and deliver:

                  (A) an Assumption Agreement in the form agreed to by the parties, pursuant to which UK Sub covenants and agrees to assume the UK Assumed Liabilities;

                  (B) authorizing corporate resolutions, appropriately certified, of the Board of Directors (or comparable body) and, if required, the stockholders of the UK Sub, authorizing and approving the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby;

                  (C) transfer documents and such other documents and instruments as may be reasonably necessary to implement the transfers and assumption of the UK Assumed Liabilities; and

                  (D) the UK Note pursuant to SECTION 2.27(c);

                  (iii) The consents and approvals of the Governmental Authorities and other Persons listed on SCHEDULE 3.2(w)(iii) shall be obtained, subject to any changes in applicable law after the date hereof.

     3.3 COLLATERAL AGREEMENTS.

         (a) At the Closing, Motorola shall, and shall cause the other Transferors or any other parties to, and SCILLC shall, and shall cause the other Transferees and any other parties to, as appropriate, enter into and execute and deliver the following additional documents:

                  (i) a Transition Services Agreement;

                  (ii) an Employee Matters Agreement;

                  (iii) an Equipment Pass Down Agreement;

                  (iv) an SCG Foundry Agreement;

                  (v) an SCG Assembly Agreement;

                  (vi) a Motorola Foundry Agreement;

                  (vii) a Motorola Assembly Agreement;

                  (viii) an SCG Master Lease Agreement between Motorola as lessor and SCILLC as lessee;

                  (ix) a Motorola Facilities Lease Agreement between SCILLC as lessor and Motorola as lessee;

                  (x) an Equipment Lease and Repurchase Agreement;

                  (xi) an Information Technology Services Agreement;

                  (xii) a Human Resources Agreement;

                  (xiii) a Supply Management Agreement;

                  (xiv) a Logistics Agreement; and

                  (xv) a Finance Services Agreement.

     3.4 COOPERATION. Motorola shall, and shall cause the other Transferors or any other parties to, and SCILLC shall, and shall cause the other Transferees and any other parties to, as appropriate, on request, on or after the Closing, cooperate with one another by furnishing any additional information, executing and delivering any additional documents and/or instruments and doing any and all such other things as may be reasonably required to consummate or otherwise implement the transactions contemplated by this Agreement.

                                   ARTICLE IV

                 PRE-CLOSING FILINGS, CONSENTS AND OTHER MATTERS

     4.1 GOVERNMENTAL FILINGS. The parties hereto covenant and agree with each other to (a) promptly file, or cause to be promptly filed, with any Governmental Authority all such notices, applications (including applications for permits, licenses and other similar instruments), forms or other documents as may be necessary to consummate the transactions contemplated hereby and to permit each Transferee to operate that portion of the Business transferred to it), including without limitation the consents, approvals of the Governmental Authorities and applications for permits and licenses set forth on SCHEDULES 3.2(m)(vii), 3.2(a)-(l)(iii), and 3.2 (n)-(w)(iii) and (b) thereafter diligently pursue all such consents, approvals and applications.

     4.2 CONSENT OF THIRD PARTIES. Nothing in this Agreement shall be construed as an attempt or agreement to assign any asset, contract, lease, permit, license or other right which would otherwise be included in the Purchased Assets but which is by its terms or by law non-assignable without the consent of the other party or parties thereto or any Governmental Authority unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by any Transferor or the Business would not, as a matter of law, pass to any Transferee as an incident of the assignments provided for by this Agreement (the "NON-ASSIGNABLE ASSETS"). Each Transferor agrees to use Reasonable Efforts to obtain such consent or consents promptly. At such time as any Non-Assignable Asset is properly assigned to the appropriate Transferee, such Non-Assignable Asset shall become a Purchased Asset. Following the Closing and until such time as such Non-Assignable Assets may be properly assigned to the appropriate Transferee, such Non-Assignable Assets shall be held in trust for the appropriate Transferee and the covenants and obligations thereunder shall be performed by the appropriate Transferee in the name of the Transferor, and all benefits and obligations existing thereunder shall be for the account of the appropriate Transferee. During such period, the Transferor shall take or cause to be taken such action in its name or otherwise as the appropriate Transferee may reasonably request, at the appropriate Transferee's expense, so as to provide the appropriate Transferee with the benefits of the Non-Assignable Assets and to effect collection of money or other consideration to become due and payable under the Non-Assignable Assets, and the Transferor shall promptly pay over to the appropriate Transferee all money or other consideration received by it (or its Affiliates) in respect of all Non-Assignable Assets. Following the Closing, the Transferor authorizes the appropriate Transferee, to the extent permitted by applicable law and the terms of the Non-Assignable Assets, at the appropriate Transferee's expense, to perform all of the obligations and receive all of the benefits under the Non-Assignable Assets and appoints the appropriate Transferee its attorney-in-fact to act in its name on its behalf (and on behalf of its Affiliates) with respect thereto.

     4.3 ASSET OR LIABILITY DISPUTE RESOLUTION. In the event that after the date hereof, any Transferor or Transferee has a dispute as to whether any assets, properties, rights or interests are intended to be transferred to SCILLC and its subsidiaries or whether any debt, liability or obligation is intended to be assumed by SCILLC and its subsidiaries, in each case consistent with the terms hereof, then the following procedure shall be followed:

         (a) Upon the occurrence of such a dispute either SCILLC or Motorola may by written notice to the other party and the Transaction Committee (the "Initial Notice") call for the consideration of such dispute by the Transaction Committee (as hereinafter defined). The Transaction Committee shall meet to discuss, review and attempt to resolve the dispute. The Transaction Committee may be assisted by other advisors, including accountants, attorneys, and employees, in its discussions and review. The "TRANSACTION COMMITTEE" shall be determined on or within three (3) days following the Effective Date by Motorola and the Company each selecting two individuals who are familiar with the Business to serve on such committee.

         (b) If the Transaction Committee is unable to reach an agreement under clause (a) above within thirty (30) days of the Initial Notice, then each of Motorola and SCILLC shall call for a higher level resolution discussion, pursuant to which each of SCILLC and Motorola shall designate in writing by notice to the other party within ten (10) days after the expiration of such thirty (30) day period a higher level management employee which shall be the President of SPS or President of SCILLC, or an equivalent position, as the case may be, (a "HIGH LEVEL MANAGEMENT EMPLOYEE") to discuss and attempt to resolve the dispute. Such High Level Management Employee may be assisted by other advisors, including accountants, attorneys, and employees, in his or her discussions and negotiations with the other party. SCILLC and Motorola agree to negotiate in good faith with one another for an additional period ending sixty
(60) days after the date of Initial Notice.

         (c) In the event the dispute remains unresolved after the passage of sixty (60) days after the date of the Initial Notice, then both parties may attempt to settle any claim or controversy arising out of it through consultation and negotiation in good faith and a spirit of mutual cooperation. If those attempts fail, then the dispute will be mediated by a mutually-acceptable mediator to be chosen by Motorola and SCILLC (the "MEDIATOR"). Neither Motorola nor SCILLC may unreasonably withhold consent to the selection of a mediator, and Motorola and SCILLC will share the costs of the mediation equally. The parties may also agree to replace mediation with some other form of alternative dispute resolution ("ADR"), such as neutral fact-finding or a minitrial. In any event the mediation shall follow the following procedures:

                  (i) meeting dates shall be set for two (2) days of meetings within forty-five (45) days after the respondent's answer is filed with the Mediator (the Mediator shall be advised of the schedule, and the availability of the Mediator shall be a pre-requisite to serving as the Mediator).

                  (ii) each meeting date shall be as follows: 9:00 a.m. through 12:00 p.m. and 1:00 p.m. through 5:00 p.m. and the time allocated to each party shall be equal;

                  (iii) no discovery shall be taken unless agreed to by the parties hereto and the Mediator; and

                  (iv) the Mediator shall ask the parties thereto to reach a decision within fifteen (15) days of the last meeting date.

         (d) Any dispute which Motorola and SCILLC cannot resolve through negotiation, mediation or other form of ADR within six (6) months of the date of the initial demand for it by either Motorola or SCILLC may then be submitted to the courts within the State of New York for resolution. The use of any ADR procedures will not be construed under the doctrines of laches, waiver or estoppel to affect adversely the rights of either party, and nothing in this paragraph will prevent either SCILLC or Motorola from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serous and irreparable injury to one party or to others.

         (e) Notwithstanding the foregoing, on or after the second (2nd) anniversary of the Effective Date, the procedures of this SECTION 4.3 shall not be available for any disputes, except for those disputes for which an Initial Notice has been received by the appropriate party prior to such second anniversary.


     4.4 SHARED CONTRACTS.

         (a) At the request of any SCG Company, each Transferor shall, and shall cause its Affiliates to, to the maximum extent permitted by applicable law, statute, ordinance, regulation or permit and Shared Contracts, make available to such SCG Company (or its designated Affiliates) the benefits and rights under the Shared Contracts (except where the benefits or rights under such Shared Contracts are specifically provided pursuant to a Collateral Agreement) which are substantially equivalent to the benefits and rights enjoyed by such Transferor under each contract for which such request is made by an SCG Company, to the extent such benefits relate to the Business; PROVIDED, HOWEVER, that the relevant SCG Companies shall assume and discharge (or reimburse the

Transferor for) the obligations and liabilities under the relevant Shared Contracts associated with the benefits and rights so made available to such Transferee.

         (b) At the request of any Transferor, each Transferee shall, and shall cause its Affiliates to, to the maximum extent permitted by applicable law, statute, ordinance, regulation or permit and Shared Contracts, make available to such Transferor (or its designated Affiliates) the benefits and rights under the Shared Contracts (except where the benefits or rights under such Shared Contracts are specifically provided pursuant to a Collateral Agreement) which are substantially equivalent to the benefits and rights enjoyed by such Transferee under each contract for which such request is made by a Transferor, to the extent such benefits relate to the business of Motorola other than the Business; PROVIDED, HOWEVER, that the relevant Transferor shall assume and discharge (or reimburse the Transferee for) the obligations and liabilities under the relevant Shared Contracts associated with the benefits and rights so made available to such Transferor.

         (c) "SHARED CONTRACT" shall mean (x) for the purposes of SECTION 4.4(a), all arrangements, contracts, leases and other agreements relating in part to the Business but not primarily or exclusively to the Business and (y) for the purposes of SECTION 4.4(b), all arrangements, contracts, leases and other agreements included in the Purchased Assets relating in part to any other businesses of Motorola.

     4.5 ENTITY CLASSIFICATION. If an election pursuant to Treasury Regulation section 1.7701-3 is required for an entity listed on EXHIBIT I to be classified for U.S. federal income tax purposes in the manner set forth on EXHIBIT I, Motorola shall cause such entity to make such an election as promptly as possible and where possible in such a manner that the election is effective on the date of the formation of such entity. For such time as any such entity is an Affiliate of Motorola, Motorola shall not permit any such entity to make an election pursuant to Treasury Regulation section 1.7701-3 that would cause such entity to be classified other than in the manner set forth on Exhibit I.

     4.6 SEI TAX RETURN FILINGS. Prior to the Closing, Motorola shall cause SEI to timely file SEI's annual income tax returns.

                                   ARTICLE V

                          FOREIGN REAL PROPERTY MATTERS

     5.1 FOREIGN REAL PROPERTY. With respect to any Real Property located outside the United States which is owned by a Transferor or a transferring SCG Company and which is intended to be owned by SCILLC and its subsidiaries after the Effective Date, Motorola agrees to cause the appropriate Transferor to obtain and deliver at the Effective Date to the Transferee such assurances of title to such Real Property as is customary for a seller to deliver to a buyer in such jurisdiction in an arms' length transaction between unrelated parties.

     5.2 REAL PROPERTY TITLE EXPENSES. The costs and expenses for any title assurances to be delivered pursuant to SECTION 5.1 shall be paid by Motorola.

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                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 CONDITIONS TO CLOSING.

         The obligations of the parties hereto to close the transactions hereunder are subject to the following conditions precedent:

         (a) No investigation, action, suit or proceeding by any Governmental Authority, and no action, suit or proceeding by any other Person, shall be pending on the Effective Date which challenges, or might reasonably result in a challenge to, this Agreement or any of the transactions contemplated hereby, or which claims, or might reasonably give rise to a claim for, damages in a material amount as a result of the consummation of this Agreement.

         (b) All documents and instruments to be executed and delivered pursuant to this Agreement, including without limitation, the documents and instruments to be delivered pursuant to Article III, shall be satisfactory to the parties hereto to whom such documents are to be delivered.

         (c) Motorola and SCILLC shall have agreed to the form of the Collateral Agreements.

         (d) All required consents and approvals of any Governmental Authority and the consents and approvals of any other Persons and all permits, licenses and similar instruments set forth on SCHEDULES 3.2(m)(vii), 3.2(a)-(l)(iii) and 3.2(n)-(w)(iii) shall have been obtained and in full force and effect as of the Effective Date and such consents, approvals, permits, licenses and other instruments shall not impose any restrictions, limitations or conditions which would have a material adverse effect on the financial condition, results of operations or operations of the Business.

                                   ARTICLE VII

                                   TERMINATION

     7.1 TERMINATION. This Agreement shall be terminated upon the occurrence of either of the following:

         (a) if the Closing shall not have occurred on or before November 1, 1999, unless Motorola elects to extend such date; or

         (b) upon mutual agreement of Motorola and the Company.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 FURTHER ACTIONS.

         (a) The parties hereto agree to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the applicable closing dates.

         (b) Motorola shall, and shall cause its Affiliates to, use its reasonable good faith efforts to enter into such agreements and other arrangements (including sublicenses and subleases) with the appropriate parties as are necessary to ensure that SCILLC and its subsidiaries after the Closing own or hold the assets, properties and rights (together with the benefits provided under the Collateral Agreements) of SCG sufficient to operate the Business as operated on the date hereof.

     8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) three Business Days after mailing if mailed by certified or registered mail, return receipt requested, (ii) one Business Day after delivery to Federal Express or other nationally recognized overnight express carrier, if sent for overnight delivery with fee prepaid, (iii) upon receipt if sent via facsimile with receipt confirmed, or (iv) upon receipt if delivered personally, addressed to the address set forth in SCHEDULE 8.2 or to such other address or addresses of which the respective party shall have notified the other.

     8.3 ENTIRE AGREEMENT. The agreement of the parties, which is comprised of this Agreement, the Exhibits and the Schedules hereto and the documents referred to herein, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Agreement.

     8.4 ASSIGNMENT; BINDING EFFECT; SEVERABILITY. This Agreement may not be assigned by any party hereto without the written consent of the other parties hereto, except that the Company may assign this Agreement and its rights and obligations hereunder to or for the account of lenders providing financing to the Company solely and specifically for the purpose of securing such financing. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors, legal representatives and permitted assigns of each party hereto. The provisions of this Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable the remaining provisions shall remain in full force and effect unless the deletion of such provision shall cause this Agreement to become materially adverse to any party, in which event the parties shall use reasonable good faith efforts to arrive at an accommodation which best preserves for the parties the benefits and obligations of the offending provision.

     8.5 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws (as opposed to the conflicts of laws provisions) of the State of New York.

     8.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if the signatures thereto were upon one instrument.

     8.7 HEADINGS. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     8.8 AMENDMENT AND WAIVER. The parties may by mutual agreement amend this Agreement in any respect, and any party, as to such party, may (a) extend the time for the performance of any of the obligations of any other party, (b) waive any inaccuracies in representations by any other party, (c) waive compliance by any other party with any of the agreements contained herein and performance of any obligations by such other party, and (d) waive the fulfillment of any condition that is precedent to the performance by such party of any of its obligations under this Agreement. To be effective, any such amendment or waiver must be in writing and be signed by the party against whom enforcement of the same is sought.

     8.9 U.S. CURRENCY. Unless otherwise stated, all dollars specified in this Agreement, and the Exhibits and Schedules attached or referred to herein, shall be in U.S. dollars.



                            [signature page follows]

         IN WITNESS WHEREOF, each of Motorola, the Company and SCILLC has caused this Reorganization Agreement to be duly executed on its behalf by its duly authorized officer as of the day and year first written above.

                             MOTOROLA, INC.


                             /s/ KEITH J. BANE
                             ------------------------------------------
                             Name:  Keith J. Bane
                                  -------------------------------------
                             Title:  Executive Vice President
                                   ------------------------------------


                             SCG HOLDING CORPORATION


                             /s/ THEODORE W. SCHAFFNER
                             ------------------------------------------
                             Name:  Theodore W. Schaffner
                                  -------------------------------------
                             Title:   Attorney In Fact
                                   ------------------------------------


                             SEMICONDUCTOR COMPONENTS
                              INDUSTRIES, LLC

                             By:  SCG Holding Corporation, its sole member

                             /s/ THEODORE W. SCHAFFNER
                             ------------------------------------------
                             Name:  Theodore W. Schaffner
                                  -------------------------------------
                             Title:   Attorney In Fact
                                   ------------------------------------

                                  EXHIBITS

-------------------------------------------------------------------
EXHIBIT                 DESCRIPTION
-------------------------------------------------------------------
   A      Cody Restructuring
-------------------------------------------------------------------
   B      Motorola Assumption Agreement
-------------------------------------------------------------------
   C      Asset Contribution Agreement
-------------------------------------------------------------------
   D      Czech/Slovak Distribution and Contribution Agreement
-------------------------------------------------------------------
   E      Philippine Distribution and Contribution Agreement
-------------------------------------------------------------------
   F      Notes Allocation Schedule
-------------------------------------------------------------------
   G      Form of Business Transfer Agreement
-------------------------------------------------------------------
   H      Malaysian Distribution and Contribution Agreement
-------------------------------------------------------------------
   I      Entity Classification
-------------------------------------------------------------------